                                                                     EXHIBIT 2.1

                  CONFIDENTIAL TREATMENT REQUESTED BY QLT INC.

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 QLT USA, INC.,

                                       AND

                                  TOLMAR, INC.

                                       AND

                              DILLFORD COMPANY S.A.

                                TABLE OF CONTENTS

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
ARTICLE I      DEFINITIONS..........................................................                   1
   Section 1.01    Definitions......................................................                   1

ARTICLE II     SALE AND PURCHASE OF ASSETS..........................................                  12
   Section 2.01    Sale and Purchase................................................                  12
   Section 2.02    Excluded Assets..................................................                  13
   Section 2.03    Assumed Liabilities..............................................                  13
   Section 2.04    Purchase Price...................................................                  14
   Section 2.05    Adjustments to Purchase Price....................................                  15
   Section 2.06    Determination of Adjustments.....................................                  16
   Section 2.07    Transfer Taxes; Prorations.......................................                  17
   Section 2.08    Allocation of Purchase Price.....................................                  17
   Section 2.09    Assignment and Assumption........................................                  17

ARTICLE III    THE CLOSING..........................................................                  18
   Section 3.01    Time and Place of Closing........................................                  18
   Section 3.02    Deliveries by Seller.............................................                  18
   Section 3.03    Deliveries by Buyer..............................................                  20
   Section 3.04    Deliveries by the Parties........................................                  20
   Section 3.05    Further Assurances...............................................                  20

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER.............................                  21
   Section 4.01    Organization and Qualification...................................                  21
   Section 4.02    Authority........................................................                  21
   Section 4.03    No Conflicts; Required Consents..................................                  22
   Section 4.04    Financial Statements.............................................                  22
   Section 4.05    Absence of Changes...............................................                  22
   Section 4.06    Seller Contracts.................................................                  23
   Section 4.07    Title; Sufficiency; Condition of Assets..........................                  24
   Section 4.08    Real Property....................................................                  24
   Section 4.09    Intellectual Property............................................                  25
   Section 4.10    Regulatory Compliance............................................                  28
   Section 4.11    Suppliers........................................................                  29

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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                       -----------------
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   Section 4.12    Employees........................................................                  30
   Section 4.13    Employee Benefit Plans...........................................                  30
   Section 4.14    Compliance with Legal Requirements; Governmental Approvals.......                  30
   Section 4.15    Litigation.......................................................                  31
   Section 4.16    Environmental Matters............................................                  31
   Section 4.17    Taxes............................................................                  32
   Section 4.18    Brokers..........................................................                  32
   Section 4.19    Transactions with Affiliates.....................................                  32
   Section 4.20    Solvency.........................................................                  33
   Section 4.21    Inventory........................................................                  33
   Section 4.22    Seller's Marketing Efforts.......................................                  33

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER..............................                  34
   Section 5.01    Organization and Good Standing...................................                  34
   Section 5.02    Authority........................................................                  34
   Section 5.03    No Conflicts; Required Consents..................................                  34
   Section 5.04    Financial Capacity...............................................                  35
   Section 5.05    Brokers..........................................................                  35
   Section 5.06    Debarment........................................................                  35
   Section 5.07    Title Commitments................................................                  35
   Section 5.08    Purchase in Good Faith...........................................                  35

ARTICLE VI     ADDITIONAL COVENANTS.................................................                  36
   Section 6.01    Transactions and Conduct of Business Pending the Closing.........                  36
   Section 6.02    Employee Matters.................................................                  37
   Section 6.03    401(k) Plan......................................................                  38
   Section 6.04    Access to Information............................................                  39
   Section 6.05    Notice of Certain Events.........................................                  39

ARTICLE VII    ADDITIONAL AGREEMENTS................................................                  40
   Section 7.01    Confidentiality..................................................                  40
   Section 7.02    Use of Proceeds..................................................                  41

                                TABLE OF CONTENTS
                                   (continued)

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

   Section 7.03    No Shop and Non-Solicitation.....................................                  41
   Section 7.04    COBRA............................................................                  41

ARTICLE VIII   TERMINATION OF AGREEMENT.............................................                  42
   Section 8.01    Grounds for Termination..........................................                  42
   Section 8.02    Effect of Termination............................................                  42

ARTICLE IX     INDEMNIFICATION......................................................                  42
   Section 9.01    Survival of Representations and Warranties.......................                  42
   Section 9.02    Indemnification by Seller........................................                  42
   Section 9.03    Indemnification by Buyer.........................................                  43
   Section 9.04    Environmental Indemnification....................................                  43
   Section 9.05    Procedures for Indemnification; Buyer's Security Interest in
                   Escrow Amount....................................................                  44
   Section 9.06    Limitations on Indemnification...................................                  46
   Section 9.07    Damages Limitations..............................................                  47
   Section 9.08    Specific Performance.............................................                  47
   Section 9.09    Exclusive Remedy.................................................                  47
   Section 9.10    Characterization of Indemnification Payment......................                  48
   Section 9.11    No Other Representation..........................................                  48

ARTICLE X      MISCELLANEOUS........................................................                  48
   Section 10.01   Amendments and Waivers...........................................                  48
   Section 10.02   Notices..........................................................                  48
   Section 10.03   Applicable Law...................................................                  49
   Section 10.04   Exhibits and Schedules...........................................                  50
   Section 10.05   Assignments; Successors and Assigns..............................                  50
   Section 10.06   No Third-Party Beneficiaries.....................................                  50
   Section 10.07   Counterparts.....................................................                  50
   Section 10.08   Severability.....................................................                  50
   Section 10.09   Entire Agreement.................................................                  50
   Section 10.10   Interpretation...................................................                  50
   Section 10.11   Construction.....................................................                  51

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                       -----------------
   Section 10.12   Expenses of the Parties..........................................                  51
   Section 10.13   Jurisdiction; Service of Process.................................                  51
   Section 10.14   Waiver of Jury Trial.............................................                  51
   Section 10.15   Recovery of Fees by Prevailing Party.............................                  52
   Section 10.16   Seller Disclosure Schedule.......................................                  52
   Section 10.17   Time of the Essence..............................................                  52

   Exhibits

   Form of Aczone(R) Manufacturing and Supply Agreement.............................           Exhibit A
   Form of Assignment and Assumption Agreement......................................           Exhibit B
   Form of Atrigel(R) Manufacturing and Supply Agreement............................           Exhibit C
   Form of Eligard(R) Manufacturing and Supply Agreement............................           Exhibit D
   Form of Escrow Agreement.........................................................           Exhibit E
   Form of Governmental Approval Assignments........................................           Exhibit F
   Form of Guarantee Agreement......................................................           Exhibit G
   Form of Deed of Trust and Fixture Filing.........................................           Exhibit H
   Form of Non-Competition Agreement................................................           Exhibit I
   Form of Pledge Agreement.........................................................           Exhibit J
   Form of Promissory Note..........................................................           Exhibit K
   Form of Security Agreement.......................................................           Exhibit L
   Form of Transition Service Agreement.............................................           Exhibit M
   Form of Pre-Closing Certificate..................................................     Exhibit 2.06(a)
   Form of General Assignment and Bill of Sale......................................     Exhibit 3.02(a)
   Form of Patent Assignment........................................................   Exhibit 3.02(b)-1
   Form of Trademark Assignment.....................................................   Exhibit 3.02(b)-2
   Form of Special Warranty Deed....................................................     Exhibit 3.02(c)
   Form of FIRPTA Affidavit.........................................................     Exhibit 3.02(h)
   Form of Opinion..................................................................     Exhibit 3.02(k)
   Form of Press Release............................................................     Exhibit 7.01(c)

   Seller Disclosure Schedules

   Dental Products..................................................................    Schedule 2.01(b)
   Deposits and Advances............................................................    Schedule 2.01(c)
   Generic Dermatology Products.....................................................    Schedule 2.01(d)
   Governmental Approvals...........................................................    Schedule 2.01(e)
   Transferred Inventory............................................................    Schedule 2.01(g)
   Owned and leased Vehicles........................................................    Schedule 2.01(h)
   Personal Property (including all Tools, Machinery and Equipment).................    Schedule 2.01(i)
   Personal Property Leases.........................................................    Schedule 2.01(j)

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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                              PAGE
                                                                                       -----------------
   Real Property....................................................................    Schedule 2.01(k)
   Seller Contracts/Key Contracts...................................................    Schedule 2.01(l)
   Seller Intellectual Property.....................................................    Schedule 2.01(m)
   Excluded Assets..................................................................    Schedule 2.02(e)
   Excluded Liabilities.............................................................       Schedule 2.03
   Allocation of Purchase Price.....................................................       Schedule 2.08
   Seller's Required Consents.......................................................       Schedule 4.03
   Pro Forma Income Statement.......................................................       Schedule 4.04
   Absence of Changes...............................................................       Schedule 4.05
   Additional Assets to be Purchased by Buyer.......................................       Schedule 4.07
   Regulatory Compliance............................................................       Schedule 4.10
   Suppliers........................................................................       Schedule 4.11
   List of Current Employees........................................................    Schedule 4.12(a)
   Employee Legal Issues............................................................    Schedule 4.12(b)
   Claims by Employees..............................................................    Schedule 4.12(c)
   Employee Benefit Plans...........................................................       Schedule 4.13
   Environmental Matters............................................................       Schedule 4.16
   Transactions with Affiliates.....................................................       Schedule 4.19
   Seller's Transactions and Conduct of Business....................................       Schedule 6.01
   List of Key Employees............................................................    Schedule 6.02(a)
   Employee Benefit Plans for Transferred Employees.................................    Schedule 6.02(c)
   401(k) Plan Participation for Transferred Employees..............................    Schedule 6.03(a)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made as of December 20, 2006 (the "Effective Date"), by and among Tolmar, Inc., a Delaware corporation ("Buyer") and a newly formed wholly-owned subsidiary of Dillford Company S.A., a Uruguayan sociedad anonima ("Parent"), Parent and QLT USA, Inc., a Delaware corporation ("Seller"). Buyer, Parent and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Seller is engaged in the business of, among other things, developing and manufacturing topical generic dermatology products pursuant to the Sandoz Agreement and dental products for distribution in the United States, Canada and certain other countries; and

     WHEREAS, Seller owns and operates an approximately 60,000 square foot manufacturing facility located in Fort Collins, Colorado, at which Seller manufactures the topical generic dermatology products and dental products, as well as other pharmaceutical products; and

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer; substantially all of the assets, properties, rights and claims related to the topical generic dermatology business, the Dental Business and the Manufacturing Facility on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 DEFINITIONS.

          (a) The following terms shall have the following meanings for the purposes of this Agreement:

     "Aczone(R) Manufacturing and Supply Agreement" means that certain manufacturing and supply agreement between Seller and Buyer in the form attached hereto as Exhibit A, which the Parties intend to be an entirely independent, separate and severable agreement from this Agreement.

     "Affiliate" means, with respect to any specified Person, (a) any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (b) any other Person that is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or a Person described in clause (a) of this paragraph, or (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities.

     "Agreement" means this Asset Purchase Agreement (including the Seller Disclosure Schedule and all other schedules and exhibits attached hereto), as amended from time to time.

     "Assignment and Assumption Agreement" means the assignment and assumption agreement covering all of the Assumed Liabilities in the form attached hereto as Exhibit B.

     "Atrigel(R) Manufacturing and Supply Agreement" means that certain manufacturing and supply agreement between Seller and Buyer in the form attached hereto as Exhibit C, which the Parties intend to be an entirely independent, separate and severable agreement from this Agreement.

     "Books and Records" means all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records relating to the Purchased Assets or the Assumed Liabilities, primarily used in the Business, on whatever medium; but excluding batch records and similar manufacturing records that Seller is required to maintain under applicable Legal Requirements and those relating to the Excluded Assets.

     "Business" means the Generic Dermatology Business, the Dental Business and the Manufacturing Business, but excluding the Excluded Assets.

     "Business Day" means any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banks located in Denver, Colorado are generally closed for business.

     "Closing" means the consummation of the Transaction.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

     "Contract" means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied).

     "Conveyance Document" means any and all deeds, bills of sale, assignments and other good and sufficient instruments of transfer, conveyance and assignment to effect or evidence the sale, conveyance, assignment, transfer, and delivery of the Purchased Assets to Buyer and to vest in Buyer title to the Purchased Assets in accordance with the terms of this Agreement.

     "Copyrights" means all registered and unregistered copyrights, including such rights in and to all works of authorship and all other rights of a similar nature corresponding thereto throughout the world, whether published or unpublished, including associated rights to prepare, reproduce, perform, make derivative works of, display and distribute copyrighted works and copies, compilations and derivative works thereof.

     "Damages" means and includes any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including all reasonable legal fees, accounting fees, expert fees or advisory fees), charge, cost (including any cost of investigation) or expense of any nature.

     "Dental Business" means all of Seller's right, title, interest and obligations to develop, manufacture and sell the Dental Products, together with all Contracts and Governmental Approvals for or relating primarily to such Dental Products.

     "Dental Products" means those products as listed on Schedule 2.01(b).

     "Deposits and Advances" means performance and other bonds, security and other deposits, advance payments, prepaid credits and deferred charges primarily used in or primarily related to the Business, all of which are listed on
Schedule 2.01(c).

     "Earn-Out Event" means the receipt by Buyer of a firm purchase order from Seller or Seller's licensee or sublicensee to manufacture the Aczone product in a quantity equal to [**] or more of the sales forecasted (by Seller or Seller's licensee) for the twelve month period immediately following the commercial launch of the Aczone product in the United States of America, pursuant to and in accordance with the terms of the Aczone(R) Manufacturing and Supply Agreement at any time after the Effective Date and prior to [**].

     "Eligard(R) Manufacturing and Supply Agreement" means that certain manufacturing and supply agreement between Seller and Buyer in the form attached hereto as Exhibit D, which the Parties intend to be an entirely independent, separate and severable agreement from this Agreement.

     "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, trust, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, Order, option, right of first refusal, preemptive right, exception, reservation, limitation or impairment.

     "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

     "Environmental Laws" means all federal, state and local statutes, regulations, orders, and applicable rules of common law relating to pollution or protection of the environment, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the presence, production, generation, manufacture, processing, disposal, distribution, labeling, testing, control, cleanup, use, treatment, storage, transport or handling of Hazardous Materials.

----------
**   Confidential Treatment Requested.

     "Environmental Permits" means any permit, approval, identification, number, license and other authorization required under any applicable Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" means the escrow and security agreement between Buyer, Seller and the Escrow Agent in the form attached hereto as Exhibit E.

     "Excluded Transferred Inventory" means (a) all raw materials, work in process and finished goods related to the Excluded Assets, wherever located and whether held by Seller or third parties, which inventory shall remain the property of Seller, but, to the extent located at the Manufacturing Facility, shall remain located at the Manufacturing Facility for the benefit of Seller as more specifically described in the Manufacturing and Supply Agreements, (b) all inventory for Calcipotriene, and (c) all inventory for Fluticasone with a Net Book Value in excess of [**].

     "GAAP" means United States generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

     "Generic Dermatology Business" means all of Seller's right, title, interest and obligations to develop and manufacture the Generic Dermatology Products pursuant to, and as more specifically set forth in, the Sandoz Agreement, together with all Contracts and Governmental Approvals for or relating primarily to the Generic Dermatology Products.

     "Generic Dermatology Products" means those products listed on Schedule 2.01(d).

     "Governmental Approval" means any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

     "Governmental Approval Assignments" means those assignments necessary to transfer the Governmental Approvals in the form attached hereto as Exhibit F.

     "Governmental Authority" means the: (a) government of the United States or any state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); or (d) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing or arbitral authority or power of any nature.

----------
**   Confidential Treatment Requested.

     "Guarantee Agreement" means that certain guarantee agreement in the form attached hereto as Exhibit G between Parent and Seller under which Parent shall irrevocably and unconditionally guarantee Buyer's obligations under the Promissory Note and Security Agreement.

     "Hazardous Materials" means all substances defined as Hazardous Substances, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, any petroleum, hydrocarbons, petroleum products and any components, fractions, or derivatives thereof, and any other substance, chemical, waste or material that is otherwise regulated under any Environmental Law, including any that were used or generated in the Manufacturing Business during the Pre-Closing Period.

     "Independent Accounting Firm" means any big "four" accounting firm that does not currently represent a Party or another independent accounting firm of international reputation mutually acceptable to Buyer and Seller.

     "Intellectual Property Rights" means any or all rights in and to intellectual property and analogous intangible property rights, including, without limitation, (a) Patents, Trade Secrets, Copyrights, and Trademarks, (b) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world, and (c) all rights thereunder (including the right to enforcement for past infringements thereof), remedies related there to (including remedies relating to past infringements thereof), and rights to protection of interests therein under the laws of all jurisdictions.

     "IRS" means the Internal Revenue Service.

     "Key Contract" means those Seller Contracts designated as key contracts on
Schedule 2.01(l).

     "Knowledge" or a similar statement qualifying a statement by the Seller's knowledge means, when capitalized, actual knowledge of Michael R. Duncan, David
R. Speights, Sean F. Moriarty, Joe Winslow, Judy Goldberg or James Munro, after reasonable investigation in the Ordinary Course of their respective duties.

     "Legal Requirement" means any federal, state, local, municipal or other law, statute, constitution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination or decision that is, has been enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

     "Liability" means any debt, obligation, duty or liability of any nature, including without limitation, a contingent debt or liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     "Manufacturing and Supply Agreements" means the Eligard(R) Manufacturing and Supply Agreement, the Atrigel(R) Manufacturing and Supply Agreement and the Aczone(R) Manufacturing and Supply Agreement.

     "Manufacturing Business" means Seller's manufacture of the products comprising the Generic Dermatology Business, the Dental Business and other pharmaceutical products at the Manufacturing Facility.

     "Manufacturing Facility" means the manufacturing facility located in Fort Collins, Colorado comprised of approximately 60,000 sq. ft situated on approximately eight (8) acres of land owned by Seller.

     "Material Adverse Effect" means any circumstance, change, development or event that has had, or is reasonably likely to have, a material adverse effect on the business, assets, condition (financial or otherwise), operations or results of operations of the Business taken as a whole, other than with respect to any matters which, directly or indirectly, relate to or result from (a) public or industry knowledge relating to the Transaction, (b) changes in GAAP or regulatory accounting requirements, (c) changes generally adversely affecting the United States economy or the generic pharmaceutical industry, or (d) war, acts of terrorism or the outbreak of hostilities.

     "Mortgage" means that certain deed of trust and fixture filing in the form attached hereto as Exhibit H.

     "Net Book Value" means the net book value of an asset calculated in accordance with GAAP.

     "No Shop Period" means that period of time commencing on the Effective Date and ending on the Closing Date.

     "Non-Competition Agreement" means that certain non-competition agreement between Seller and Buyer in the form attached hereto as Exhibit I.

     "Order" means any temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, verdict, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Authority.

     "Ordinary Course of Business" or "Ordinary Course" means occurrences in the ordinary course of the Business, consistent with past practices (other than as a result of a violation of Law or breach of contract).

     "Owned and Leased Vehicles" means all vehicles owned by Seller and all rights in vehicle leases to which Seller is a party, in either case that are primarily used in the Business, all of which are listed on Schedule 2.01(h).

     "Patents" means all United States and foreign patents and utility models and applications therefor (including all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), and all equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures related to the Business or any Purchased Assets or Assumed Liabilities and generated in connection with the Business, all as set forth on
Schedule 2.01(m).

     "Permitted Encumbrance" means each of the following Encumbrances: (a) liens for taxes, assessments and governmental charges that are not due and payable as of the Closing Date or are being contested in good faith; (b) pledges or deposits made in the Ordinary Course of Business, for which an adjustment is set forth on Exhibit 2.06(a); (c) liens of mechanics, materialmen, warehousemen or other like liens securing obligations incurred in the Ordinary Course of Business that are not due and payable as of the Closing Date or are being contested in good faith; (d) similar liens and encumbrances which are incurred in the Ordinary Course of Business and which do not in the aggregate materially detract from the value of any Purchased Asset or materially impair the use thereof in the operation of the Business; (e) zoning laws and ordinances and similar Legal Requirements regulating the use or occupancy of any parcel of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property; (f) rights reserved to any Governmental Authority to regulate the affected property; and
(g) as to any parcel of Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which are reflected in the public records and which do not individually or in the aggregate interfere with the right or ability to own, use, occupy or operate the Real Property or to convey good, marketable and indefeasible title to such Real Property.

     "Person" means any individual, Entity or Governmental Authority.

     "Personal Property" means personal property, office furnishings, supplies, tools, machinery, equipment and other tangible personal property primarily used in the Business and located at the Manufacturing Facility, including the Personal Property listed on Schedule 2.01(i).

     "Personal Property Leases" means rights in leases of Personal Property to which Seller is a party or by which any of the Personal Property is bound, all of which are listed on Schedule 2.01(j).

     "Pledge Agreement" means that stock pledge agreement between Parent and Seller in the form attached hereto as Exhibit J.

     "Post-Closing Period" means any taxable period beginning after the close of business on the Closing Date or, in the case of any tax period which includes any time before and after the close of business on the Closing Date, the portion of such period beginning after the close of business on the Closing Date.

     "Pre-Closing Period" means any taxable period ending at or before the close of business on the Closing Date or, in the case of any taxable period which includes any time before and after the close of business on the Closing Date, the portion of such period at or before the close of business on the Closing Date.

     "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

     "Promissory Note" means that certain secured promissory note, in the form attached hereto as Exhibit K, in the aggregate principal amount of Eight Million Four Hundred Thousand Dollars ($8,400,000).

     "QLT USA Products" means the products to be manufactured by Buyer for Seller under the Manufacturing and Supply Agreements, including all know-how, Patents, regulatory approvals and other assets related thereto.

     "Real Property" means that certain parcel of land located in Fort Collins, Colorado, in the County of Larimer, State of Colorado, consisting of approximately eight (8) acres as more particularly described on Schedule 2.01(k), together with all easements and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to the Real Property and any appurtenant development rights or water or mineral rights.

     "Real Property Improvements" means all improvements located on the Real Property, including the Manufacturing Facility.

     "Real Property Lease" means rights in real estate leases primarily used in the Business to which Seller is a party.

     "Receivables" means all accounts and notes receivable, checks and negotiable instruments payable to Seller arising out of or relating to the Business.

     "Release" means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials.

     "Representatives" means officers, directors, employees, attorneys, accountants, advisors and agents of a Party.

     "Sandoz Agreement" means, collectively, that certain Collaboration, License and Supply Agreement between Seller, and Sandoz Inc. (formerly know as Geneva Pharmaceuticals, Inc.) dated August 28, 2000, as subsequently amended by Amendment No. 1 to Collaboration, License and Supply Agreement dated July 17, 2003, as subsequently amended by Amendment No. 2 to Collaboration, License and Supply Agreement dated November 11, 2004, including QLT USA's rights under that certain Common Interest Agreement, dated June 27, 2006, between QLT USA and Sandoz Inc.

     "Security Agreement" means that certain security agreement between Buyer and Seller in the form attached hereto as Exhibit L.

     "Security Documents" means the Promissory Note, the Security Agreement, the Pledge Agreement, the Guarantee and the Mortgage.

     "Seller Assigned Intellectual Property" means all Seller Intellectual Property owned by Seller and exclusively related to the Business, the Purchased Assets, or the Assumed Liabilities.

     "Seller Assigned Intellectual Property Contracts" means all Seller Intellectual Property Contracts under which Seller has acquired or been granted, or granted or conveyed, any license, permission or other right to utilize any Seller Intellectual Property exclusively related to the Business, the Purchased Assets, or the Assumed Liabilities.

     "Seller Contracts" means collectively all Contracts and rights under any and all Contracts to which Seller is a party or is subject or by which Seller is bound solely in connection with the Business or to which the Business is subject, all of which are listed on Schedule 2.01(l).

     "Seller Intellectual Property" means all Intellectual Property Rights necessary for the Business as presently conducted, including, without limitation, as applicable, the manufacture, use, sale and other enjoyment of the Seller Products and the use of the Purchased Assets as currently utilized in the Business, but excluding software licenses for generally available software used in the Business that either requires consent, license or payment of a fee to assign.

     "Seller Intellectual Property Contract" means any Contract under which Seller has acquired or been granted, or is granted or conveyed, any license, permission or other right to utilize any Seller Intellectual Property.

     "Seller Licensed Intellectual Property" means all Seller Intellectual Property not exclusively related to the Business, the Purchased Assets, or the Assumed Liabilities.

     "Seller Products" means the Generic Dermatology Products and the Dental Products.

     "Tax" or "Taxes" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition-to-tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax, (b) any Liability of Seller for the payment of any amount of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, and (c) any Liability of Seller for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in clauses (a) or
(b) above as a result of any express or implied obligation to indemnify any other Person.

     "Tax Authority" means Governmental Authority responsible for the imposition, assessment or collection of any Tax.

     "Tax Return" means any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

     "Trade Secrets" means all trade secrets and other rights in know-how and confidential or proprietary information under applicable law throughout the world, including, without limitation

(financial, business, processing, manufacturing or marketing information, new developments, inventions, processes, and ideas), and all other proprietary information, in all such cases, that provide Seller with advantages over competitors who do not know or use it, as well as any and all documentation thereof (including all related lists, papers, blueprints, drawings or descriptions or identities of compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and methods of processing, software, technical information, and compilations) and all associated claims and rights related thereto (excluding, for the avoidance of doubt, rights subject to issued or published Patents, Copyrights in published works, and Trademarks).

     "Trademarks" means any and all registered and unregistered trademarks, service marks, and general intangibles of a similar nature (including, without limitation, all logos, trade names, corporate names, trade dress, slogans, and product names), as well as all Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

     "Transaction" or "Transactions" means, collectively, the transactions contemplated by this Agreement.

     "Transaction Documents" means this Agreement, all Exhibits and attachments thereto, and all other agreements, certificates, instruments, documents and writings delivered by Parent, Buyer and/or Seller in connection with the Transaction.

     "Transfer Taxes" means all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets or assumption of Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

     "Transferred Inventory" means all inventory of Seller Products and all raw materials, work in process and finished goods primarily used in the Business (other than the Excluded Transferred Inventory), wherever located and whether held by Seller or third parties, all of which is listed on Schedule 2.01(g) (which Schedule 2.01(g) describes such Transferred Inventory in reasonable detail and includes the following information with respect to each item of Transferred Inventory: inventory date, book value, item number and description, type, unit of measure, unit cost, stock room location, total quantity, total cost, manufacturing date, and expiration date), but excluding the Excluded Transferred Inventory.

     "Transition Services Agreement" means that certain transition services agreement between Buyer and Seller in the form attached hereto as Exhibit M.

          (b) Each of the following terms is defined in the section set forth opposite such term below:

Assumed Liabilities                                                 Section 2.03
Bankruptcy Code                                                  Section 5.07(e)
Biologic                                                         Section 4.10(a)
Burrill                                                             Section 4.18
Buyer                                                                   Preamble

Buyer Damages                                                       Section 9.02
Buyer Defined Contribution Plan                                  Section 6.03(a)
Buyer Welfare Benefit Plans                                      Section 6.02(d)
Buyer's Basket                                                Section 9.06(b)(i)
Buyer's Indemnification Cap                                  Section 9.06(b)(ii)
Claim Notice                                               Section 9.05(a)(i)(A)
Closing Date                                                        Section 3.01
COBRA Qualified Beneficiaries                                       Section 7.04
Drug                                                             Section 4.10(a)
Effective Date                                                          Preamble
Employees                                                        Section 4.12(a)
Escrow                                                           Section 2.04(b)
Escrow Agent                                                     Section 2.04(b)
Escrow Amount                                                    Section 2.04(b)
Escrow Payment                                                   Section 2.04(b)
Escrow Percentage                                                Section 2.04(b)
Excluded Assets                                                     Section 2.02
Excluded Liabilities                                                Section 2.03
FDA                                                                 Section 4.14
FDCA                                                                Section 4.14
General Assignment and Bill of Sale                              Section 3.02(a)
Indemnitee                                                    Section 9.05(a)(i)
Indemnitor                                                    Section 9.05(a)(i)
Initial Payment                                               Section 2.04(a)(i)
Notice Period                                              Section 9.05(a)(i)(B)
Parent                                                                  Preamble
Parties                                                                 Preamble
Party                                                                   Preamble
Permits                                                             Section 4.14
Post-Closing Certificate                                         Section 2.06(b)
Pre-Closing Certificate                                          Section 2.06(a)
Pro Forma Income Statement                                          Section 4.04
Purchase Price                                                   Section 2.04(a)
Purchased Assets                                                    Section 2.01
Required Consents                                                   Section 4.03
Restricted Asset                                                 Section 2.09(a)
Seller                                                                  Preamble
Seller Damages                                                      Section 9.03
Seller Disclosure Schedule                                            ARTICLE IV
Seller Plans                                                        Section 4.13
Seller Registered Intellectual Property Rights                   Section 4.09(a)
Seller's Basket                                               Section 9.06(a)(i)
Seller's Indemnification Cap                                 Section 9.06(a)(ii)
Survival Date                                                       Section 9.01
Third Party Acquisition                                             Section 6.03
Title Commitments                                                   Section 5.07

Title Company                                                       Section 5.07
Title Policies                                                   Section 3.02(l)
Transferred Employee                                             Section 6.02(a)

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

     Section 2.01 SALE AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets, properties, goodwill and rights of Seller primarily used in the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including the following:

          (a) the Books and Records;

          (b) the Dental Products;

          (c) the Deposits and Advances;

          (d) the Generic Dermatology Products;

          (e) the Governmental Approvals (and pending applications therefor) necessary to conduct the Business, all of which are listed on Schedule 2.01(e);

          (f) the Real Property Improvements;

          (g) the Transferred Inventory;

          (h) the Owned and Leased Vehicles;

          (i) the Personal Property;

          (j) the Personal Property Leases;

          (k) the Real Property;

          (l) the Seller Contracts and Seller Assigned Intellectual Property Contracts;

          (m) the Seller Assigned Intellectual Property;

          (n) all goodwill generated by or associated with the Business; and

          (o) all other assets, properties, rights and claims (excluding Intellectual Property Rights not otherwise included in subsections (a) through (n) above) primarily used in the Business, including, without limitation, all pending claims under any insurance policy of Seller to the extent such claims relate to damage to any Purchased Asset, to any Assumed Liability, or to the Business.

     Section 2.02 EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.01, the Purchased Assets shall not include the following (collectively, the "Excluded Assets"):

          (a) cash, cash equivalents, marketable securities and Receivables;

          (b) any intercompany or intracompany receivable cash balances between Seller and any of its Affiliates or between any of its Affiliates;

          (c) corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Seller;

          (d) the Seller Plans and contracts of insurance for employee group medical, dental and life insurance plans and all insurance policies and rights and claims thereunder;

          (e) the assets listed on Schedule 2.02(e);

          (f) subject to Section 2.01(o), all insurance policies and rights and claims thereunder;

          (g) all personnel records (but at the Closing Seller shall deliver to Buyer copies of all such excluded records relating to the Transferred Employees, other than any employee medical or other records that Seller is prohibited from disclosing to Seller under applicable Legal Requirements) and other records, including batch records and similar manufacturing records that Seller is required to maintain in its possession under applicable Legal Requirements (but at the Closing Seller shall deliver to Buyer copies of all such batch records and similar manufacturing records relating to the Purchased Assets or the Assumed Liabilities, primarily used in the Business, other than any such records that Seller is prohibited from disclosing to Seller under applicable Legal Requirements);

          (h) all rights of Seller under the Transaction Documents;

          (i) the Excluded Transferred Inventory; and

          (j) all assets, of whatever nature, not primarily used in the Business, including, without limitation, the QLT USA Products and all polymer manufacturing equipment, contracts to purchase raw materials, license, distribution and contract manufacturing agreements for or related to the QLT USA Products. For the avoidance of doubt, all assets not specifically set forth on the Schedules referenced in Section 2.01 of this Agreement shall be deemed Excluded Assets.

     Section 2.03 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall assign, and Buyer shall assume, the Assumed Liabilities. For the purposes of this Agreement, the "Assumed Liabilities" shall mean only the following Liabilities of Seller, and in any event shall not include any Excluded Liabilities: (a) all accrued Liabilities of the Business for which Buyer receives a credit under Section 2.05, (b) those obligations and Liabilities attributable to periods after Closing under the Seller Contracts and Governmental Approvals (and pending applications therefor) that are included in the Purchased

Assets, (c) other obligations and Liabilities of Seller only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to
Section 2.05, (d) all obligations and liabilities arising out of Buyer's ownership of the Purchased Assets or operation of the Business after Closing, and (e) all Liabilities arising after the Closing attributable to the Transferred Employees. Except only for Assumed Liabilities, Buyer does not assume, and shall not have any responsibility for, any liabilities or obligations of Seller, including but not limited to Liabilities or obligations associated with Excluded Assets (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, Buyer does not assume, and shall not have any responsibility for, any Liabilities or obligations of Seller arising from or relating to any of the Excluded Liabilities set forth on
Schedule 2.03.

     Section 2.04 PURCHASE PRICE.

          (a) Subject to the terms of this Agreement, as full consideration for the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the execution and delivery of the Transaction Documents by Seller to Buyer, Buyer shall pay to Seller Twenty-Two Million Dollars ($22,000,000), as such sum may be adjusted pursuant to the provisions of this Agreement (the "Purchase Price"). The Purchase Price, plus or minus prorations and other adjustments pursuant to this Agreement, shall be paid to Seller as follows:

               (i) on the Effective Date, Buyer shall deposit with the Escrow Agent a sum equal to Twelve Million Six Hundred Thousand Dollars ($12,600,000) (the "Initial Payment"), in immediately available U.S. funds. On the Closing Date the Initial Payment, less the Escrow Percentage (which shall be remain deposited with the Escrow Agent as described in Section 2.04(b)) shall be delivered to Seller and credited against the Purchase Price, and all interest accrued on the Initial Payment while deposited with the Escrow Agent shall be delivered to Buyer;

               (ii) no later than February 28, 2007, Buyer shall pay to Seller Four Million Two Hundred Thousand Dollars ($4,200,000), less the Escrow Percentage (which shall be deposited with the Escrow Agent as described in Section 2.04(b)), by wire transfer of immediately available U.S. funds, provided that Buyer may elect to prepay such amount at any time, in whole or in part, without premium or penalty;

               (iii) no later than March 31, 2007, Buyer shall pay to Seller Four Million Two Hundred Thousand Dollars ($4,200,000), less the Escrow Percentage (which shall be deposited with the Escrow Agent as described in Section 2.04(b)), by wire transfer of immediately available U.S. funds, provided that Buyer may elect to prepay such amount at any time, in whole or in part, without premium or penalty; and

               (iv) within ten (10) Business Days following the occurrence of the Earn-Out Event, Buyer shall pay to Seller One Million Dollars ($1,000,000) by wire transfer of immediately available U.S. funds; provided, however, that if the

          Earn-Out Event does not occur, then Buyer shall have no obligation to make such payment to Seller and the Purchase Price shall be reduced accordingly.

          (b) Without limiting the generality of Sections 2.04(a)(i) through
     (iii), as security for the indemnification obligations of Seller under this Agreement, concurrently with any payment made pursuant to Sections 2.04(a)(i) through (iii) Buyer shall deliver by wire transfer of immediately available U.S. funds to SunTrust Bank, a Georgia banking corporation, as escrow agent (the "Escrow Agent"), and Escrow Agent shall retain, ten percent (10%) (the "Escrow Percentage") of each such payment of Purchase Price payable by Buyer under Sections 2.04(a)(i) through (iii) (each an "Escrow Payment"). The Escrow Payments shall be held in escrow (the "Escrow") in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, at any time on or after the Closing Date the aggregate Escrow Payments (collectively, the "Escrow Amount") held in escrow shall not exceed ten percent (10%) of the aggregate Purchase Price that would have been paid to Seller, absent the Escrow Payments.

          (c) SECURITY FOR SUBSEQUENT PAYMENTS. As security for Buyer's obligations to make the payments set forth in Sections 2.04(a)(ii) through
     (iii), at the Closing Buyer shall execute and deliver the Promissory Note, the Security Agreement, the Mortgage, the Pledge Agreement and the Guarantee Agreement. Upon Seller's receipt of the payment set forth in
     Section 2.04(a)(iii), Seller shall promptly (and in any event within three
     (3) Business Days) take all necessary and appropriate action to cause the Promissory Note, the Security Agreement, the Mortgage, the Pledge Agreement and the Guarantee Agreement to be terminated and any collateral secured thereby to be released. If Buyer provides Seller with at least five (5) Business Days notice before such payment is to be made, Seller shall cooperate with Buyer to provide that such terminations and releases shall occur substantially simultaneously with Seller's receipt of such payment.

     Section 2.05 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment as follows:

          (a) The Purchase Price shall be adjusted on a pro rata basis as of the Closing Date for all prepaid expenses (to the extent such prepayments may accrue to Buyer's benefit), accrued expenses and Liabilities (including but not limited to real and personal property Taxes), and prepaid income and deposits, all as determined in accordance with Seller's past accounting treatment thereof, consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the Pre-Closing Period are for the account of Seller, and all expenses and income attributable to the Business for the Post-Closing Period are for the account of Buyer.

          (b) There shall be credited to the account of Seller and become the property of Buyer (but only to the extent that Buyer is entitled to the benefit or value thereof after Closing), deposits relating to the Business that are held by third parties as of the Closing Date for the account of Seller or as security for Seller's performance of its obligations (other than with respect to Excluded Assets and any other deposits the full benefit of which will not be available to Buyer following the Closing), including deposits on leases and deposits for utilities.

          (c) The Purchase Price shall be adjusted, upward or downward, to reflect the amount by which the Net Book Value of the Transferred Inventory delivered to Buyer on the Closing Date is greater or less than [**].

          (d) There shall be credited to the account of Buyer, [**] of the Transfer Taxes paid by Buyer on behalf of Seller in accordance with Section 2.07(a).

     Section 2.06 DETERMINATION OF ADJUSTMENTS. Preliminary and final adjustments to the Purchase Price shall be determined as follows:

          (a) On the Effective Date, Seller shall deliver to Buyer a report substantially in the form attached hereto as Exhibit 2.06(a) (the "Pre-Closing Certificate"), certified as to completeness and accuracy by Seller, showing in detail the preliminary determination of the adjustments referred to in Section 2.05, if any, calculated as of the Closing Date, and any documents substantiating the adjustments proposed in the Pre-Closing Certificate.

          (b) Within thirty (30) days after Closing, Seller shall deliver to Buyer a report (the "Post-Closing Certificate"), certified by Seller in the same manner as the Pre-Closing Certificate, showing in detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Pre-Closing Certificate, together with any documents substantiating the adjustments proposed in the Post-Closing Certificate. Buyer shall provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Post-Closing Certificate.

          (c) Within thirty (30) days after receipt of the Post-Closing Certificate, Buyer shall give Seller written notice of Buyer's objections, if any, to the Post-Closing Certificate. If Buyer makes any such objection, the Parties shall endeavor to resolve Buyer's objections within thirty (30) days after Seller's receipt thereof. If Buyer and Seller are unable to resolve such objections within such thirty (30)-day period, Seller and Buyer shall cause the Independent Accounting Firm to resolve any remaining disputed amounts within one hundred twenty (120) days after the Closing Date. The determination of the Independent Accounting Firm shall be conclusive and binding upon Seller and Buyer, and Seller and Buyer shall bear equally the fees and expenses payable to the Independent Accounting Firm in connection with such determination. Within (i) ninety (90) days after the Closing Date, if Buyer does not timely object to the Post-Closing Certificate, or if it does so but its objections are resolved within the thirty (30)-day period provided above, or (ii) otherwise, within ten (10) Business Days after Buyer's objections are resolved as provided above; Buyer shall pay to Seller, or Seller shall pay to Buyer, as applicable, the amount by which the Purchase Price as finally determined is more or less, respectively, than the amount of the Purchase Price as estimated in the Pre-Closing Certificate.

----------
**   Confidential Treatment Requested.

     Section 2.07 TRANSFER TAXES; PRORATIONS.

          (a) Notwithstanding any Legal Requirements to the contrary, each of Buyer and Seller shall be responsible for [**] of any and all Transfer Taxes when due, and Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Buyer shall pay the full amount of such Transfer Taxes and the Purchase Price shall be adjusted to reflect Buyer's payment of Seller's portion of such Transfer Tax.

          (b) Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Pre-Closing Period. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Post-Closing Period.

          (c) All real property, personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Purchased Assets or the Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Seller based on the number of days included in such period through but excluding the Closing Date and the number of days included in such period on and after the Closing Date.

     Section 2.08 ALLOCATION OF PURCHASE PRICE. The Parties agree to allocate the Purchase Price among the Purchased Assets as specified on Schedule 2.08. The allocation of the Purchase Price set forth on Schedule 2.08 is intended to comply with the requirements of Section 1060 of the Code. The Parties agree that:

          (a) such allocation was determined in an arm's length negotiation and that none of the Parties shall take a position on any Tax Return (including IRS Form 8594), before any Tax Authority or in any Proceeding that is in any way inconsistent with such allocation without the written consent of the other Party or unless specifically required pursuant to a determination by an applicable Tax Authority;

          (b) they shall cooperate with each other in connection with the preparation, execution and filing of all Tax Returns related to such allocation; and

          (c) they shall promptly advise each other regarding the existence of any tax audit, controversy or litigation related to such allocation.

     Section 2.09 ASSIGNMENT AND ASSUMPTION.

          (a) Notwithstanding anything herein to the contrary, if an attempted sale, assignment, transfer or delivery of any Purchased Asset would be ineffective without the Consent of any third party, or if such an act would violate the rights of any third party in such Purchased Asset or otherwise affect adversely the rights of Buyer in such Purchased Asset, and the applicable Consent has not been obtained on or prior to the Closing Date,

----------
**   Confidential Treatment Requested.

     this Agreement shall not constitute an actual or attempted sale, assignment, transfer or delivery of such Purchased Asset (each, a "Restricted Asset"). Unless and until any such Consent is obtained, such Restricted Asset shall not constitute a Purchased Asset and any associated Liability shall not constitute an Assumed Liability for any purpose hereunder except to the extent provided in Section 2.09(c).

          (b) In any such case, Seller shall use commercially reasonable efforts to obtain, as soon as practicable, such Consent. Buyer shall cooperate reasonably with Seller in obtaining such Consents, provided, that Buyer shall not be required to pay any cash consideration therefor or give or allow to remain in effect any guaranty, letter of credit, performance bond or other financial assurance. As soon as such Consent is obtained, Seller shall sell, transfer, convey, assign and deliver to Buyer, for no additional consideration, all of Seller's right, title and interest in such Restricted Asset, and such Restricted Asset shall constitute a Purchased Asset and all associated Liabilities shall constitute Assumed Liabilities for all purposes hereunder.

          (c) Until such Consent shall have been obtained, Seller shall at its expense effect an alternate arrangement, in the form of a license, sublease, operating agreement or other arrangement, in any case reasonably satisfactory to Buyer, which results in Buyer receiving all the benefits and bearing all the ordinary course costs, Liabilities and other obligations with respect to each Restricted Asset, from the Closing Date until such time as such Consent is obtained, that Buyer would have received and borne, respectively, if such Restricted Asset had constituted a Purchased Asset as of the Closing.

                                   ARTICLE III

                                   THE CLOSING

     Section 3.01 TIME AND PLACE OF CLOSING. The Closing shall occur at the offices of Morrison & Foerster LLP, 370 Seventeenth Street, Suite 5200, Denver, Colorado 80202, at 10:00 a.m., local time, on December 22, 2006 or such other date and time as is mutually agreed to by the Parties (the "Closing Date").

     Section 3.02 DELIVERIES BY SELLER. On the Effective Date, Seller shall deliver the following items (duly executed by Seller and notarized as appropriate) to the Escrow Agent for delivery to Buyer at the Closing, all of which shall be in form and substance reasonably acceptable to Buyer:

          (a) General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit 3.02(a) (the "General Assignment and Bill of Sale");

          (b) any and all documents necessary to properly assign, and to properly record the assignment, to Buyer of all of Seller's right, title and interest in and to the Seller Assigned Intellectual Property in the United States in the forms attached hereto as Exhibit 3.02(b)-1 and 3.02(b)-2;

          (c) a special warranty deed conveying the Real Property free and clear of all Encumbrances other than the Permitted Encumbrances in the form attached hereto as Exhibit 3.02(c);

          (d) the Governmental Approval Assignments;

          (e) such other specific instruments of sale, transfer, conveyance and assignment as Buyer may request;

          (f) assignments of all Personal Property Leases;

          (g) vehicle titles and assignments sufficient to transfer title to the Owned and Leased Vehicles;

          (h) an affidavit of Seller, under penalty of perjury, that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act, in the form attached as Exhibit 3.02(h);

          (i) the Required Consents for the Key Contracts and such other Seller Contracts that have been obtained by Seller, duly executed by the applicable third party, in form and substance reasonably satisfactory to Buyer;

          (j) with respect to any financing statements filed against any of the Purchased Assets, UCC-3 termination statements;

          (k) an opinion, dated as of the Closing Date, from Morrison & Foerster LLP, Seller's legal counsel, substantially in the form attached hereto as
     Exhibit 3.02(k);

          (l) the irrevocable written commitment of the Title Company to deliver to Buyer an ALTA 1992 standard form owner's policies of title insurance, insuring a fee or leasehold interest, as applicable, in each parcel of the Real Property, all premiums and charges for which shall have been paid by Seller (the "Title Policies"), the premiums for additional endorsements or extended coverage, to the extent requested by Buyer shall be paid by Buyer;

          (m) a certificate of Seller's Secretary certifying as to: (i) the certificate of incorporation and bylaws of Seller as in effect as of the Effective Date, (ii) resolutions of Seller's stockholders and its board of directors authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents, and (iii) the incumbency of Seller's officers executing this Agreement and all other Transaction Documents; and

          (n) a certificate from the Secretary of State of Colorado and Delaware as to Seller's good standing.

     Section 3.03 DELIVERIES BY BUYER. On the Effective Date, Buyer shall deliver the following items (duly executed by Buyer and notarized as appropriate) to the Escrow Agent for delivery to Seller at the Closing, all of which shall be in a form and substance reasonably acceptable to Seller:

          (a) the Initial Payment;

          (b) a certificate of Buyer's Secretary certifying as to, as applicable: (i) the certificate of incorporation and bylaws of Buyer as in effect as of the Effective Date, (ii) resolutions of Buyer's and Parent's stockholders, if applicable, and board of directors authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents, and (iii) the incumbency of Buyer's and Parent's officers executing this Agreement and all other Transaction Documents;

          (c) the Non-Competition Agreement; and

          (d) the Promissory Note and the Mortgage.

     Section 3.04 DELIVERIES BY THE PARTIES. On the Effective Date, Parent, Buyer and Seller, as applicable, shall deliver the following items (duly executed by the applicable Party and notarized, as appropriate) to the Escrow Agent for delivery to the applicable Party at Closing:

          (a) the Assignment and Assumption Agreement;

          (b) each of the Manufacturing and Supply Agreements;

          (c) the Transition Services Agreement;

          (d) the Escrow Agreement;

          (e) the Security Agreement, the Pledge Agreement and the Guarantee Agreement; and

          (f) such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary or appropriate to transfer the Purchased Assets or assume the Assumed Liabilities in accordance with the terms hereof and consummate the Transaction.

     Section 3.05 FURTHER ASSURANCES. Subject to the terms and conditions hereof, each Party hereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the Transaction. In furtherance thereof, Seller agrees to deliver or provide to Buyer on or immediately following the Closing Date:

          (a) all files relating to FDA drug or device applications, including all approvals and pending approvals, and all FDA site approvals, in each case relating to any Purchased Asset;

          (b) the Books and Records, as mutually agreed to by Buyer and Seller, including, without limitation, as described in the definition of "Books and Records";

          (c) copies of all personnel records and other records that Seller is retaining in its possession as required by applicable Legal Requirements relating to the Transferred Employees, other than any medical or other records of the Transferred Employees that Seller is prohibited from disclosing to Buyer pursuant to applicable Legal Requirements; and

          (d) such assistance to Buyer as is reasonably necessary to record the Seller Assigned Intellectual Property and Seller Assigned Intellectual Property Contracts, whether inside or outside the United States.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the corresponding schedule of the disclosure schedule of Seller delivered to Buyer concurrently with the execution and delivery of this Agreement (the "Seller Disclosure Schedule") (provided, that if any fact or item disclosed in any schedule of the Seller Disclosure Schedule shall be relevant to any other section of this Agreement, then such fact or item shall be deemed to be disclosed with respect to such other section of this Agreement, but only to the extent to which it is readily apparent on its face that such fact or item is so relevant), Seller hereby represents and warrants to Buyer that, as of the Effective Date and as of the Closing Date:

     Section 4.01 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.02 AUTHORITY. Seller has all corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which Seller is a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party and the consummation by Seller of the Transaction have been duly and validly authorized by all corporate action and no other corporate proceeding on the part of Seller is necessary to authorize this Agreement and the other Transaction Documents or to consummate the Transaction. This Agreement has been, and at Closing the other Transaction Documents to which Seller is a party will be duly and validly executed and delivered by Seller and assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes, and at Closing the other Transaction Documents to which Seller is a party will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

     Section 4.03 NO CONFLICTS; REQUIRED CONSENTS. No Consents other than those set forth in Schedule 4.03 (the "Required Consents") are required with respect to Seller's execution and delivery of this Agreement, the other Transaction Documents, and the consummation of the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller do not and will not, with or without notice or lapse of time (a) conflict with or violate Seller's Certificate of Incorporation or bylaws; (b) conflict with or violate any Legal Requirement applicable to Seller or by which any property or asset of Seller is bound or affected, except where the existence of such conflict or violation would not, individually or in the aggregate, have a Material Adverse Effect; (c) assuming the Consents listed in Schedule 4.03 are obtained, result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any Purchased Asset; (d) violate or conflict with any other material restriction of any kind or character to which Seller is subject, except where the existence of violation or conflict would not, individually or in the aggregate, have a Material Adverse Effect; or
(e) require Seller to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

     Section 4.04 FINANCIAL STATEMENTS. Seller has delivered to Buyer an unaudited pro forma income statement of the Business for the nine (9) months ended September 30, 2006 (the "Pro Forma Income Statement"), a copy of which is set forth on Schedule 4.04. The Pro Forma Income Statement was prepared in good faith, upon reasonable estimates and reflects the best currently available judgments of Seller's management, after giving effect to the terms of the Transaction, as to those historical revenues and operating expenses directly attributable to the Business, based on Seller's accounting books and records and internal accounting practices, as more specifically described in the notes accompanying the Pro Forma Income Statement (including the adjustments, assumptions and qualifications set forth therein).

     Section 4.05 ABSENCE OF CHANGES. Other than as disclosed on Schedule 4.05, since September 30, 2006:

          (a) Seller has conducted the Business in the Ordinary Course of Business;

          (b) no event or circumstance has occurred that has had or is reasonably likely to have a Material Adverse Effect;

          (c) Seller has not taken any action, agreed to take any action, or omitted to take any action that would constitute a breach of Section 6.01 if such action or omission were taken between the Effective Date and the Closing Date;

          (d) Seller has not made any capital expenditure (or series of related capital expenditures) with respect to the Business other than in the Ordinary Course of Business;

          (e) Seller has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Seller Intellectual Property;

          (f) Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to the Business;

          (g) Seller has not adopted, amended, modified, or terminated any Seller Plan;

          (h) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, in each case that would apply to any of the Transferred Employees;

          (i) Seller has not granted any increase in the base compensation of any of the Transferred Employees outside the Ordinary Course of Business;

          (j) Seller has not made any other change in employment terms for any of the Transferred Employees outside the Ordinary Course of Business; and

          (k) Seller has not committed to do any of the foregoing.

     Section 4.06 SELLER CONTRACTS.

          (a) Schedule 2.01(l) provides a true and complete list of each Seller Contract. Seller has provided Buyer with true and accurate copies of all Seller Contracts. The rights acquired under each Seller Contract will be exercisable and enforceable by Buyer on and after the Closing to the same extent as by Seller prior to the Closing.

          (b) Each Seller Contract is valid and binding on Seller subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is considered in a Proceeding at law or in equity) and, to the Knowledge of Seller, each other party thereto, and is in full force and effect, except with respect to those Seller Contracts, other than Key Contracts, as would not be reasonably likely to have a Material Adverse Effect. Seller has not received any written notice from any other party to any Seller Contract, and otherwise has no Knowledge, that such third party intends to terminate, not renew, or challenge the validity or enforceability of any Seller Contract, except for such terminations, non-renewals or challenges related to Seller Contracts, other than Key Contracts, as would not be reasonably likely to have a Material Adverse Effect. Seller is not and, to the Knowledge of Seller, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Seller Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults to Seller Contracts, other than Key Contracts, that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. True and complete copies of each written Seller Contract and true and complete written summaries of each oral Seller Contract (including all amendments, supplements, modifications and waivers thereof) have been made available or provided to Buyer by Seller.

          (c) The Seller Contracts, taken as a whole, constitute all of the Contracts necessary to enable Seller to conduct the Business as presently conducted.

          (d) Seller has not granted a written power of attorney to any Person, which power of attorney authorizes such Person to take any action on behalf of Seller that would result in a valid and binding obligation on Seller with respect to the Purchased Assets or the Business, except for the implicit authority of officers of a Delaware corporation to act on behalf of a corporation and as set forth in Seller's organizational documents or resolutions of its board of directors.

     Section 4.07 TITLE; SUFFICIENCY; CONDITION OF ASSETS.

          (a) Except as set forth in Schedule 4.07, Seller has good and valid title to all of the Purchased Assets, free and clear of any Encumbrances except the Permitted Encumbrances or the licenses and grants to other Persons included in a Seller Intellectual Property Contract. None of the Permitted Encumbrances could reasonably be expected to materially impair the continued use and operation of the Purchased Assets with respect to the Business as presently conducted. No Purchased Asset is subject to any preemptive right, right of first refusal or other right or restriction.

          (b) Except as set forth in Schedule 4.07, the sale, transfer and assignment of the Purchased Assets as contemplated by this Agreement will give Buyer possession of all the assets, taken as a whole, required to operate the Business as presently conducted. To the Knowledge of Seller, there are no facts or conditions affecting the Purchased Assets, which could, individually or in the aggregate, interfere in any material respect with Buyer's ability to use, own, occupy or operate the Purchased Assets after the Closing as presently used, owned, occupied or operated by Seller.

          (c) The Purchased Assets are free from defects, ordinary wear and tear excepted, have been maintained in accordance with normal industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are suitable and adequate for the purposes for which such assets are currently used or being held for use.

     Section 4.08 REAL PROPERTY. Seller hereby makes the following representations and warranties to Buyer with respect to the Real Property and Personal Property contained therein, each of which shall be deemed to be independently material and relied upon by Buyer:

          (a) Seller has delivered to Buyer true and complete copies of all existing title insurance policies, title reports, surveys, environmental reports, in Seller's possession or control, if any, with respect to the Real Property. The Seller is not a party to any Real Property Lease with respect to the Business.

          (b) Seller has no Knowledge of: (i) any violation of any applicable Legal Requirement requiring any work, repairs, construction, alteration or installation on or in connection with the Real Property; (ii) any commenced public improvement affecting the Real Property which may result in special assessments or otherwise affect the Real Property; (iii) any structural, mechanical, electrical, heating, cooling or plumbing defect of material significance in any of the Real Property; (iv) any uncured notice of any unsatisfactory condition concerning any of the Real Property from any insurance company or mortgagee; or (v) any planned, pending or contemplated condemnation, eminent domain, or similar action or proceeding with respect to the Real Property or any part thereof.

          (c) There are no material actions, suits, proceedings, litigation, arbitration, administrative hearings, attachments or executions, pending or, to the Knowledge of Seller, threatened against Seller relating to the Real Property.

          (d) To the Knowledge of Seller, the Real Property is in material compliance with the Americans with Disabilities Act of 1990, as amended.

          (e) There have been no bankruptcy or dissolution proceedings involving Seller during the time Seller has had any interest in the Real Property.

     Section 4.09 INTELLECTUAL PROPERTY.

          (a) Schedule 2.01(m) sets forth a true and complete list of all Seller Intellectual Property either owned by Seller or subject to a registration or application for registration in Seller's name (the "Seller Registered Intellectual Property Rights"), specifying as to each, as applicable:

               (i) the nature of such Seller Intellectual Property;

               (ii) the owner of such Seller Intellectual Property and the nature of the rights held by Seller in and to the Seller Intellectual Property;

               (iii) in the case of Seller Registered Intellectual Property Rights, the jurisdictions by or in which such Intellectual Property Rights have been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and dates of issuance, registration or filing; and

               (iv) in the case of Seller Registered Intellectual Property Rights, a description of each filing, payment, and action that must be made or taken on or before the date that is one hundred twenty (120) days after the Effective Date in order to maintain any applications and registrations for any such Seller Intellectual Property Rights.

     Seller has provided Buyer with true and complete copies of all applications, registrations, correspondence and other material documents filed, or existing and to be filed, with the applicable Governmental Authority with respect to the Seller Registered Intellectual Property Rights.

          (b) Schedule 2.01(l) sets forth a true and complete list of all Seller Intellectual Property Contracts, including, without limitation, all Seller Assigned Intellectual Property Contracts, specifying as to each, (i) the parties to the Seller Intellectual Property Contract, and (ii) whether the Seller Intellectual Property Contract is a Seller Assigned Intellectual Property Contract, other than (A) agreements commonly generated in the Ordinary Course of Business (including, except as otherwise required by this Section 4.09, software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, service agreements, clinical trial agreements and evaluation agreements) and except as set forth in Schedule 4.07, and (B) Seller Intellectual Property Contracts that are not material to the Business taken as a whole. Schedule 2.01(l) sets forth, as of the date hereof, all Seller Intellectual Property Contracts (excluding those Contracts excluded from the previous sentence in (A) and (B) above) under which Seller is obligated to make any payments of amounts in excess of [**] (in any form, including royalties, milestones and other contingent payments) to third parties for use of any Seller Intellectual Property with respect to the commercialization of any of Seller Products. The Seller Intellectual Property Contracts provide Seller with all licenses, permissions and other rights to utilize any Intellectual Property Rights owned by any Person other than Seller necessary for the conduct of the Business as currently conducted (including, without limitation, as applicable, all Intellectual Property Rights necessary for the manufacture, use, sale and other enjoyment of the Seller Products and the use or enjoyment of the Purchased Assets as presently utilized in the Business), except for those licenses, permission and other rights provided for under subsections (A) and (B) of the first sentence of this paragraph (b). The Seller Assigned Intellectual Property Contracts provide Seller with all licenses, permissions and other rights to utilize any Intellectual Property Rights owned by any Person other than Seller necessary for and used exclusively by Seller in the conduct the Business as currently conducted (including, without limitation, as applicable, all Intellectual Property Rights necessary for the manufacture, use, sale and other enjoyment of the Seller Products and the use or enjoyment of the Purchased Assets as presently utilized in the Business), except for those licenses, permission and other rights provided for under subsections (A) and (B) of the first sentence of this paragraph (b). All Seller Assigned Intellectual Property Contracts will be enforceable by Buyer on and after the Closing to the same extent as by Seller prior to the Closing.

          (c) The Seller Assigned Intellectual Property, the Seller Licensed Intellectual Property and the Intellectual Property Rights acquired by or granted to Seller under the Seller Assigned Intellectual Property Contracts constitute all Seller Intellectual Property. The rights granted to Buyer under the Atrigel(R) Manufacturing and Supply Agreement together with the Purchased Assets convey to Buyer all Seller Licensed Intellectual Property necessary to use, make and sell Seller Products. The Seller Intellectual Property constitutes all Intellectual Property Rights necessary to conduct the Business as presently conducted (including, without limitation, as applicable, all Intellectual Property Rights necessary for the manufacture, use, sale, and other enjoyment of the Seller Products and the Purchased Assets as presently utilized in the Business), other than software licenses for generally available software and except as set forth in Schedule 4.07. Except for the Seller Intellectual Property acquired by or granted to Seller under the Seller Intellectual Property Contracts disclosed in
     Schedule 2.01(l), and other than the Contracts described under subsections
     (A) and (B) of the first sentence of Section 4.09(b) above, Seller is the sole and exclusive owner of all right, title and interest in and to the Seller Intellectual Property free and clear of all Encumbrances other than Permitted Encumbrances and other than any rights granted by Seller to any third party described below. Following the

----------
**   Confidential Treatment Requested.

     Closing, all Seller Intellectual Property will be either (i) owned by Buyer as Seller Assigned Intellectual Property free and clear of all Encumbrances other than Permitted Encumbrances and without the need to seek the approval or consent (except for the Required Consents) of any Person or the need to make payments to any Person other than as set forth in this Agreement, or
     (ii) licensed or conveyed to Buyer pursuant to a Seller Assigned Intellectual Property Contract or the Atrigel(R) Manufacturing and Supply Agreement free and clear of all Encumbrances, other than Permitted Encumbrances and without the need to seek the approval or consent (other than the Required Consents) of any Person or the need to make payments to any Person other than as set forth in this Agreement, subject in the case of both (i) and (ii) to any rights granted or conveyed by Seller to any third party under the Seller Assigned Intellectual Property Contract disclosed in Schedule 2.01(l), the Atrigel(R) Manufacturing and Supply Agreement, or under a license to use such information for evaluation purposes provided pursuant to confidentiality and nondisclosure agreements or material transfer agreements entered into in the Ordinary Course of Business.

          (d) All of the Seller Intellectual Property owned or registered in Seller's name and, to the Seller's Knowledge, all other Seller Intellectual Property, is valid, subsisting and enforceable. Seller and, to Seller's Knowledge, no other Person, has received any notice, claim or allegation (in all such cases in writing) that the Seller Intellectual Property owned by Seller is invalid or unenforceable. There are no actions, suits, proceedings or claims pending or, to the Knowledge of Seller, threatened in writing with regard to the ownership, licensing or infringement of any Seller Intellectual Property.

          (e) To the Seller's Knowledge, the Seller Intellectual Property owned by Seller (i) has not been infringed or misappropriated by any Person, and
     (ii) is not being infringed or misappropriated by any Person. Seller has not threatened in writing or initiated any claim, action or Proceeding against any Person alleging that any action of the Person infringes or misappropriates any Seller Intellectual Property.

          (f) To Seller's Knowledge, the Seller Products, Purchased Assets, and the operation of the Business of Seller as presently conducted (including the manufacture, use or sale of Seller Products and the Purchased Assets as presently utilized in the Business) are not currently infringing on any Intellectual Property Rights of any Person. Except as set forth on Schedule 2.03, there are no actions, suits, proceedings or claims pending or, to the Knowledge of Seller, threatened in writing, claiming that Seller has infringed or misappropriated, or is infringing or misappropriating, any Intellectual Property Rights of any Person in connection with the Business. Other than pursuant to a license to use such information for evaluation purposes provided pursuant to nondisclosure agreements or material transfer agreements entered into in the Ordinary Course of Business, and other than as set forth in the agreements identified in Schedule 2.01(l) and the Atrigel(R) Manufacturing and Supply Agreement, there is no contractual restriction on the use of any Seller Intellectual Property owned by Seller and, to Seller's Knowledge any other Seller Intellectual Property.

          (g) Except as disclosed on Schedule 2.01(m), the Patents included in the Seller Registered Intellectual Property Rights are pending or issued and have not been abandoned, and have been prosecuted in the ordinary course. All Patents and Trademarks listed in Schedule 2.01(m), owned by Seller that are material to the conduct of the Business have been duly registered and/or applied for with each appropriate Governmental Authority in the jurisdiction(s) indicated in Schedule 2.01(m), all necessary affidavits of continuing use have been timely filed, and all necessary maintenance fees have been timely paid to continue all such rights in effect except with respect to abandoned applications, Patents or Trademarks in the ordinary course of prosecution and maintenance. None of the Patents listed in Schedule 2.01(m) included in the Seller Registered Intellectual Property Rights has been declared invalid, in whole or in part, by any Governmental Authority. There are no ongoing or, to the Knowledge of Seller, threatened in writing, interferences, oppositions, reissues, reexaminations or other similar proceedings involving any of the Patents or Trademarks listed in Schedule 2.01(m) and owned by Seller in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency.

     Section 4.10 REGULATORY COMPLIANCE.

          (a) As to each Seller Product subject to the FDCA and the FDA regulations promulgated thereunder or similar Legal Requirements in any foreign jurisdiction that are developed, manufactured, tested, distributed, labeled, stored and/or marketed by Seller (each such Seller Product, a "Biologic" or a "Drug", as the case may be), each such Biologic or Drug is being developed, manufactured, tested, distributed, labeled, stored and/or marketed by Seller and, to the Knowledge of Seller, marketed, by each other Person developing, manufacturing, testing, distributing, labeling, storing and/or marketing such Drug on behalf of Seller, in material compliance with all applicable FDA, state and foreign Legal Requirements, including investigational device exemptions, new drug applications, biological license applications or abbreviated new drug applications to test, manufacture or market a new Biologic or a new Drug, good manufacturing and quality systems requirements, labeling, advertising, record keeping, filing of reports and security. As of the date hereof, Seller has not received and, to the Knowledge of Seller, none of its licensees have received, any notice or other communication from the FDA or any other Governmental Authority (i) contesting the investigational or premarket clearance or approval of, the manufacturing or testing of, the uses of or the labeling, storage, or promotion of any Seller Products or (ii) otherwise alleging any violation applicable to any Biologic or Drug by Seller of any Legal Requirement.

          (b) No Biologic or Drug is under consideration for or has been recalled, withdrawn, suspended, or discontinued (other than for commercial or other business reasons) or required a field notification, field alert, or field correction by Seller in the United States or outside the United States (whether voluntarily or otherwise). Except as set forth in Schedule 4.10, no proceedings in the United States or outside of the United States (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Biologic or Drug are pending or, to the Knowledge of Seller, threatened against Seller with respect to any of the Seller Products or any of the QLT USA Products, or to the Knowledge of Seller, any licensee of any Biologic or Drug, nor have any such proceedings been pending at any time in the five (5) year period prior to the date hereof. Except as set forth in Schedule 4.10, to the Knowledge of Seller, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any audit, investigation, suit, claim, action (legal or regulatory) or Proceeding (legal or regulatory) with respect to a recall, withdrawal, suspension, seizure or discontinuance, or a change in the marketing classification or labeling of any Drug or Biologic or with respect to any of the Seller Products or any of the QLT USA Products. True and complete copies of all material data of Seller with respect to the safety or efficacy of the Seller Products have been provided to or made available in the data room to Buyer.

          (c) All reports, documents, claims, notices, or approvals required to be filed, obtained, maintained, or furnished to any Governmental Authority for each Seller Product have been so filed, obtained, maintained or furnished, and all such reports, documents, claims and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). As to each Biologic or Drug for which a premarket approval application, biological license application, new drug application, premarket clearance or approval, investigational new drug application, abbreviated new drug application, investigational device exemption other state or foreign regulatory application has been submitted, approved or cleared, Seller is in material compliance with all Legal Requirements including 21 U.S.C. Sections 360c and 355 or 21 C.F.R. Parts 800, 312, 314, 600 or 601 et seq., respectively, and other applicable Legal Requirements and all terms and conditions of such applications.

          (d) No article of any Biologic or Drug manufactured and/or distributed by Seller is (i) adulterated within the meaning of 21 U.S.C. Section 351 (or similar Legal Requirements); (ii) misbranded within the meaning of 21 U.S.C. Section 352 (or similar Legal Requirements); or (iii) a product that is in violation of 21 U.S.C. Section 355, Section 360c or 42 U.S.C. Section 262 (or similar Legal Requirements).

          (e) Except as set forth in Schedule 4.10, Seller has not received any notice that the FDA or any other Governmental Authority has (i) commenced or, to the Knowledge of Seller, threatened to initiate, any action to withdraw its approval or request the recall of any Seller Product or any QLT USA Product; (ii) commenced, or, to the Knowledge of Seller, threatened to initiate, any action to enjoin production of any Seller Product or any QLT USA Product; or (iii) commenced or, to the Knowledge of Seller, threatened to initiate, any action to enjoin the production of any Seller Product or any QLT USA Product produced at any facility, including the Manufacturing Facility, where any Biologic or Drug is manufactured, tested or packaged.

     Section 4.11 SUPPLIERS. Except as set forth in Schedule 4.11, during the past twelve (12) months, there has not been any material adverse change in the business relationship of Seller with any supplier of active pharmaceutical ingredients to Seller or with any clinical research organization providing services to Seller. Schedule 2.01(l) sets forth a true and complete list of all sole source suppliers of goods or services to the Business with respect to which practical alternative sources of supply are not available on comparable terms and conditions.

     Section 4.12 EMPLOYEES.

          (a) Schedule 4.12(a) contains a true and complete list of all current officers and employees engaged in the Business (the "Employees") and all contracts or commitments pertaining to terms of employment, compensation, bonuses, profit sharing, commissions, incentives, loans or loan guarantees, severance pay or benefits, which are currently in effect, with any current Employee or consultant engaged in the Business, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered or made available to Buyer.

          (b) Except to the extent provided in Schedule 4.12(b), Seller is in compliance in all material respects with the Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety for Employees, and has not received notice of, and is not engaged in, any unfair labor practice.

          (c) Except to the extent provided in Schedule 4.12(c), there are no claims, grievances or arbitration proceedings, workers' compensation proceedings, labor disputes, governmental investigations or administrative proceedings of any kind pending or, to the Knowledge of Seller, threatened against or relating to the Employees or employment practices, or operations as they pertain to conditions of employment for Employees, nor is Seller subject to any Order arising from any such matter.

          (d) No labor, collective bargaining, union or similar agreement is currently in existence or is being negotiated by Seller, and no union or labor organization has been certified or recognized as the representative of any employees of Seller or, to the Knowledge of Seller, is seeking such certification or recognition or is attempting to organize any of the employees of Seller.

     Section 4.13 EMPLOYEE BENEFIT PLANS. Schedule 4.13 lists, as of the Effective Date, all employment, consulting and severance agreements, pension, profit sharing and retirement plans and all bonus and other employee benefit or fringe benefit plans, including, without limitation, "employee benefit plans" as such term is defined under Section 3(3) of ERISA, maintained or with respect to which contributions are made by Seller or with respect to which Seller has any Liability with respect to the Employees (the "Seller Plans").

     Section 4.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL APPROVALS. Without limiting the provisions of Section 4.10, Seller is in compliance with all Legal Requirements and rules and regulations of any Governmental Authority applicable to the Purchased Assets and the Business except for failures to be in compliance that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. Without limiting the provisions of Section 4.10, Seller has in full force and effect all approvals, authorizations, certificates, filings, consents, clearances, franchises, licenses, notices and permits of or with all Governmental Authorities (collectively, "Permits"), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, necessary for it to own, lease or operate the Purchased Assets and the Business and to carry on the Business and operations as presently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 4.15 LITIGATION. Except for the litigation described in Schedule 2.03, there is no Proceeding pending or, to the Knowledge of Seller, threatened, or any judgment outstanding, involving or affecting all or any part of the Business or the Purchased Assets.

     Section 4.16 ENVIRONMENTAL MATTERS.

          (a) Seller (i) is in compliance with all, and is not subject to any Liability, in each case with respect to any, applicable Environmental Laws;
     (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations with respect to the Business, and in the case of each such Environmental Permit that Seller has applied for, (A) such Environmental Permit is listed on Schedule 4.16, (B) Seller reasonably expects that such Environmental Permit will be issued in a timely manner either to Buyer, or to Seller and promptly thereafter will be assigned by Seller to Buyer, and (C) pending Seller's receipt of such Environmental Permit, Seller's failure to hold such Environmental Permit will not have an adverse effect on the Business or any of the Purchased Assets, (iii) is in material compliance with its Environmental Permits, and (iv) no event has occurred and no condition exists, that would constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with the terms of, any Environmental Law or any Environmental Permit in any material respect.

          (b) Since January 1, 2001, Seller has not received any written allegation, notice, demand, letter, claim or request for information from any Governmental Authority or any other Person alleging that Seller has been, is or may be in violation of, or liable under, any Environmental Law or any Environmental Permit.

          (c) Since January 1, 2001, Seller (i) has not entered into or agreed to any consent decree, agreement, Contract or order, nor is Seller subject to any judgment, decree or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other claim, action, suit or proceeding is pending or, to the Knowledge of Seller, threatened with respect thereto; and (ii) is not an indemnifying party in connection with any investigation, litigation or other claim, action, suit or proceeding threatened or asserted by any third-party indemnified party for any Liability under any Environmental Law or relating to any Hazardous Materials.

          (d) None of the Real Property owned or leased by the Business is listed or, to the Knowledge of Seller, proposed for listing on the "National Priorities List" under CERCLA, nor has there has been any Release or threatened Release of Hazardous Materials on, under or from such Real Property.

          (e) There have been no Hazardous Materials generated by the Business that have been disposed of by Seller, or to its Knowledge, any third party, or come to rest at any site that has been listed or, to the Knowledge of Seller, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

          (f) Seller has made available or provided the Buyer with copies of all reports and related documentation regarding any actual or alleged violation of Environmental Laws or Environmental Permits in connection with, or Releases of Hazardous Materials at, under or from, the Real Property or the Manufacturing Facility, and all such reports are listed on Schedule 4.16.

     Section 4.17 TAXES.

          (a) Seller has timely filed all Tax Returns that it was required to file, and when filed such Tax Returns were true, correct and complete in all material respects. All Taxes owed by Seller have been paid in full on a timely basis, and no other Taxes relating to the Business are payable by Seller with respect to any period ending prior to the date of this Agreement. There are no liens for Taxes on any Purchased Asset, other than liens for Taxes not yet due and payable.

          (b) No audit of any Tax Return relating to the Business is currently pending or, to the Knowledge of Seller, threatened. Seller is not currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns relating to the Business that it is or may be subject to taxation by that jurisdiction.

          (c) Seller is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

          (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency within the last three (3) years.

     Section 4.18 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Seller, except for the fee arrangement between Burrill & Company ("Burrill") and Seller. Seller shall be responsible for, and shall indemnify Buyer in connection with, such fee arrangement.

     Section 4.19 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Schedule 4.19, there are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between Seller, on the one hand, and any of the directors, officers or other Affiliates of Seller, on the other hand, related to the Business.

     Section 4.20 SOLVENCY.

          (a) The Purchase Price represents reasonably equivalent value for the Purchased Assets;

          (b) Seller is acting in good faith and has no reason to believe that Buyer is purchasing the Purchased Assets other than in good faith;

          (c) Seller is not entering into the Transaction with the intent to hinder, delay or defraud any Person to which it is or may become indebted;

          (d) Seller (i) is not currently a debtor or alleged debtor in a case filed under the United States Bankruptcy Code, Title 11 U.S.C., (ii) is not the subject of a receivership proceeding under any state law, (iii) is not a party in any case providing for a collective remedy among Seller's creditors generally, (iv) is not the subject of a present threat by another person or entity to commence any of the foregoing proceedings against Seller, and (v) has no present intention to commence any such proceeding on its own behalf;

          (e) As of the Effective Date, Seller is, and as of the Closing Date and immediately after the Closing Seller will be, not "insolvent," as that term is defined in the text and interpretive case law of the United States Bankruptcy Code, Title 11 U.S.C., as amended (the "Bankruptcy Code"), subject to certain material assumptions by Seller regarding the reasonable amount or validity of any contingent Liabilities; and

          (f) As of the Closing Date, Seller is, and immediately after the Closing Seller will be, able to pay its Liabilities as they mature, subject to certain material assumptions by Seller regarding the reasonable amount or validity of any contingent Liabilities.

     Section 4.21 INVENTORY. Schedule 2.01(g) is correct and complete in all material respects as of the Effective Date.

     Section 4.22 SELLER'S MARKETING EFFORTS. The Transaction and this Agreement constitute the culmination of Seller's commercially reasonable efforts to expose the Business and the Purchased Assets to the applicable market and promote a sale of the Business and the Purchased Assets on terms that represent reasonably equivalent value for the Purchased Assets. In order to sell the Business and the Purchased Assets, Seller retained Burrill, a life science merchant bank with experience in the marketing and selling of businesses and assets similar or reasonably comparable to the Business and the Purchased Assets, respectively, as an independent consultant to identify and approach parties that might potentially be interested in purchasing the Business and the Purchased Assets. Burrill prepared and distributed a memorandum to certain of such parties concerning the Business and the Purchased Assets and otherwise marketed the Business and the Purchased Assets in a manner Seller believes was reasonably sufficient to expose the Purchased Assets to potential purchasers. During the marketing period, several entities other than Buyer expressed to Seller and Burrill such entities' interest in potentially purchasing the Business and the Purchased Assets, and several entities other than Buyer toured the Manufacturing Facility and investigated the Business and the Purchased Assets as prospective purchasers. Ultimately, Seller, in consultation with Burrill, determined that the terms of purchase offered by Buyer and set forth in this Agreement represented, based on all the facts and circumstances, the terms most economically favorable to Seller for the purchase of the Business and the Purchased Assets resulting from Seller's marketing efforts.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date:

     Section 5.01 ORGANIZATION AND GOOD STANDING. Buyer is a corporation and Parent is a sociedad anonima, each duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Buyer is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

     Section 5.02 AUTHORITY. Each of Buyer and Parent has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by Buyer and Parent of the Transaction have been duly and validly authorized by all requisite action and no other corporate proceeding on the part of Buyer or Parent is necessary to authorize this Agreement and the other Transaction Documents or to consummate the Transaction. This Agreement has been, and at Closing the other Transaction Documents to which Buyer or Parent is a party will be, duly and validly executed and delivered by Buyer and Parent, as applicable. This Agreement constitutes, and at Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Buyer and Parent, as applicable, enforceable against each of them in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

     Section 5.03 NO CONFLICTS; REQUIRED CONSENTS. No Consents are required with respect to Buyer's and Parent's execution and delivery of this Agreement, the other Transaction Documents, and the consummation of the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and Parent do not and will not, with or without notice or lapse of time,

          (a) conflict with or violate such Party's certificate of incorporation or bylaws or equivalent organizational documents;

          (b) conflict with or violate any Legal Requirement applicable to Buyer or Parent or by which any property or asset of Buyer or Parent is bound or affected, except where the existence of such conflict or violation would not, individually or in the aggregate, have a Material Adverse Effect;

          (c) result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of Buyer or Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where the existence of such breach, default or right or the creation of such Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect;

          (d) violate or conflict with any other material restriction of any kind or character to which Buyer or Parent is subject, except where the existence of violation or conflict would not, individually or in the aggregate, have a Material Adverse Effect; or

          (e) require Buyer or Parent to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

     Section 5.04 FINANCIAL CAPACITY. At the Closing, Buyer shall have sufficient funds, or shall have procured adequate financing, upon terms satisfactory to Seller, to enable Buyer to pay the Purchase Price, to perform all of its obligations hereunder and to otherwise operate the Business following the Closing Date.

     Section 5.05 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Buyer or Parent.

     Section 5.06 DEBARMENT. None of the entities, laboratories or clinical sites of Buyer, Parent or their Affiliates and no employee, representative, agent, assistant or associate of Buyer, Parent or their Affiliates, have been debarred pursuant to the Federal Food Drug and Cosmetic Act.

     Section 5.07 TITLE COMMITMENTS. Seller has provided to Buyer, at Seller's cost, commitments of title insurance (the "Title Commitments") issued by a nationally-recognized title insurance company (the "Title Company"), and photocopies of all recorded items described as exceptions therein, committing to insure fee title or leasehold title, respectively, in each parcel of the Real Property owned or leased by Seller, in Buyer by ALTA Form 1992 owner's policies of title insurance. Buyer has reviewed such Title Commitments and has noted no Encumbrance to any parcel of Real Property which, in the determination of Buyer, is not a Permitted Encumbrance.

     Section 5.08 PURCHASE IN GOOD FAITH. Buyer is purchasing the Purchased Assets in good faith and is not entering into the Transaction with the intent to hinder, delay or defraud any Person to which the Business is or may become indebted.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

     Section 6.01 TRANSACTIONS AND CONDUCT OF BUSINESS PENDING THE CLOSING. From the Effective Date until the Closing Date, Seller represents, warrants and covenants that Seller shall conduct the Business in the Ordinary Course and will use its commercially reasonable efforts to preserve intact the Business organization and relationships with third parties and to keep available the services of the Employees. Without limiting the generality of the foregoing, from the Effective Date until the Closing Date, and except as disclosed in
Schedule 6.01, Seller will not do or propose to do any of the following with respect to, or which could reasonably be expected to have a Material Adverse Effect on, the Business or the Purchased Assets, without the prior written consent of Buyer:

          (a) enter into any Contract, commitment or transaction related to the Business not in the Ordinary Course;

          (b) terminate any Employees, other than in the Ordinary Course;

          (c) amend, accelerate, terminate, cancel, or otherwise modify the terms of any Seller Contract or Governmental Approval;

          (d) transfer to any Person or Entity any rights to the Seller Intellectual Property;

          (e) sell, lease, license, transfer, assign, or otherwise dispose of any of, or cancel, compromise, waive, or release any right or claim (or series of related rights and claims) included in, the Purchased Assets;

          (f) commence a Proceeding related to the Business other than for the routine collection of bills;

          (g) increase the salaries or wage rates of any Transferred Employees or amend any health care benefit plans, programs or policies relating to the Transferred Employees or enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any such contract or agreement with respect to the Transferred Employees;

          (h) revalue any of the Purchased Assets, including writing down the value of the Transferred Inventory other than in the Ordinary Course of Business and consistent with past practice;

          (i) make or change any material tax election or adopt or change any material tax accounting method related to the Business, other than in the Ordinary Course of Business;

          (j) fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (k) take any action or fail to take any action that would cause a Material Adverse Effect;

          (l) impose or permit to exist any Encumbrance other than a Permitted Encumbrance upon any of the Purchased Assets; or

          (m) enter into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 6.01, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

     Section 6.02 EMPLOYEE MATTERS.

          (a) Buyer shall assume the employment agreements, in the form provided to Buyer, of Michael R. Duncan and [**], and each of such employees shall receive credit for the years of service at Seller (and its predecessor Atrix Laboratories, Inc.) for purposes of determining any severance benefits payable to such employees in the event of any subsequent termination of employment. On the Effective Date, Buyer shall offer employment to all employees employed by Seller as of December 31, 2006 whose employment and responsibilities relate primarily to the Business, with such offers remaining open until January 1, 2007 (except with respect to any employees that cease to be employed between the making of such offer and January 1, 2007) and being conditioned upon the actual occurrence of the Closing (each a "Transferred Employee"). A current list of such employees is set forth on Schedule 4.12(a). The terms of Buyer's offer letter shall provide that upon commencement of employment with Buyer upon the date indicated in their respective offer letters, such employee shall be deemed to have resigned as an employee of Seller. Buyer shall use its commercially reasonable efforts to offer to each such employee a position similar to his or her position immediately prior to the Closing Date at either the same or higher base pay and at the same location at which such employee was employed immediately prior to the Closing Date. Employees who are on short-term disability leave, authorized leave of absence or military service as of the Closing Date shall be offered employment to the same extent, if any, as Seller would be required to offer employment in accordance with applicable Legal Requirements.

               Notwithstanding the provisions of Section 6.02(a), as of the Effective Date Buyer has offered employment to those Transferred Employees set forth on Schedule 6.02(a), and such Transferred Employees have accepted Buyer's offer of employment (which offer, other than the date thereof, shall otherwise conform with the provisions of Section 6.02(a)), with such exceptions as Buyer considers, in its reasonable discretion, shall not impair or interfere with the operation of the Business after the Closing.

          (b) Transferred Employees shall be employees at will and nothing expressed or implied in this Agreement (except as set forth in this Section 6.02(b)) will obligate the Buyer to provide continued employment to any Transferred Employee for any specified

----------
**   Confidential Treatment Requested.

     period of time following the Closing Date; provided, however, that so long as the Promissory Note remains outstanding Buyer shall not terminate any Transferred Employee other than "for cause." For purposes of this subsection (b), "for cause" shall mean any Transferred Employee's gross negligence, willful misconduct, material non-performance of such employee's duties or conviction of a felony or crime of moral turpitude. Buyer will be the sole judge of the number, identity and qualifications of employees necessary for the conduct of its business operations and reserves the right to take any personnel action it deems necessary or appropriate with respect to Transferred Employees.

          (c) For the period from January 1, 2007 to the first anniversary of the Closing Date, or such earlier date on which any Transferred Employee's employment is terminated (except with respect to any benefits payable upon or after termination of employment), Buyer shall provide salary, healthcare and 401(k) plan benefits (all of which are set forth on Schedule 6.02(c)) that are substantially similar to, and no less favorable in the aggregate than those provided to such Transferred Employees immediately prior to the Closing Date.

          (d) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Buyer ("Buyer Welfare Benefit Plans") in which a Transferred Employee may be eligible to participate on or after January 1, 2007, Buyer shall, to the extent permitted by applicable Legal Requirements (i) permit Transferred Employees to participate in the Buyer Welfare Benefit Plans commencing January 1, 2007, or such later date as such Transferred Employee commences employment with Buyer, and shall use its commercially reasonable efforts to cause its insurance carrier to waive all waiting periods and all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Transferred Employee under any Buyer Welfare Benefit Plan to the same extent waived under a comparable plan in which such Transferred Employees participated immediately prior to the Closing Date; and (ii) make commercially reasonable efforts to cause any eligible expenses incurred by any Transferred Employee and his or her covered dependents to be taken into account under the Buyer Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her dependents as if such amounts had been paid in accordance with the Buyer Welfare Benefit Plans.

          (e) Nothing in this Section 6.02, expressed or implied, shall be construed (i) to prevent Buyer from terminating or modifying to any extent or in any respect any benefit plan that Buyer may establish or maintain; provided that appropriate provision is made to comply with the provisions of this Section 6.02 or (ii) except as set forth in Section 6.03(c), to create any third-party beneficiary rights in any Transferred Employee or otherwise give such employees any rights whatsoever under this Agreement.

     Section 6.03 401(K) PLAN.

          (a) Except as set forth in Schedule 6.03(a), as of 5:00 p.m., Mountain Standard Time on December 31, 2006, each Transferred Employee who is a participant in the Seller 401(k) Savings and Retirement Plan shall become fully vested in his account balance in the Seller 401(k) Savings and Retirement Plan. Buyer agrees to establish a defined contribution employee pension benefit plan that is qualified under Section 401(a) of the Code (the "Buyer Defined Contribution Plan"), effective no later than January 1, 2007. Transferred Employees shall receive credit for years of service at Seller for purposes of determining the right to receive matching contributions under the Buyer Defined Contribution Plan on terms substantially similar to those provided in the Seller 401(k) Savings and Retirement Plan. Upon receipt of a letter from the administrator of the Seller 401(k) Savings and Retirement Plan that complies with Treas. Regs. Section 1.401(a)(31)-1, Q&A 14(c), Example 2, the Buyer Defined Contribution Plan will accept rollovers of balances in the Seller 401(k) Savings and Retirement Plan, including the rollover of any outstanding participant loan balances held in the Seller 401(k) Savings and Retirement Plan.

          (b) Before the expiration of the remedial amendment period that applies under Code Section 401(b) to the Buyer Defined Contribution Plan for determination of its initial qualification under Code Section 401(a), Buyer shall apply for a determination by the IRS to the effect that the Buyer Defined Contribution Plan satisfies the requirements for qualification under Section 401(a) of the Code, and Buyer shall take all reasonable actions to ensure continued qualification of the Buyer Defined Contribution Plan under Section 401(a) of the Code.

          (c) Notwithstanding any other provision of this Agreement, the provisions of this Section 6.03 may be enforced by the Seller or by any Transferred Employee as a third-party beneficiary of this Agreement.

     Section 6.04 ACCESS TO INFORMATION. Seller will (a) upon reasonable notice give Buyer and its Representatives reasonable access, during normal business hours and in a manner so as not to interfere with the normal business operations of Seller, to the offices, properties, books and records of Seller related to the Business, including without limitation all records and documents of Seller regarding the title, physical condition, development, and operation of the Real Property; and (b) furnish to Buyer and its Representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, including without limitation copies of all soil, geological, hydrological and other engineering reports, inspections, environmental reports, and site plans and zoning and platting documents that Seller has in its possession concerning the Real Property; provided, however, that, prior to the expiration or termination of any waiting period required by any Governmental Authority or other similar Legal Requirement applicable to the Transaction, Buyer and its Representatives shall only be permitted such reasonable access which, in Seller's reasonable discretion, after consultation with its outside counsel, is appropriate during such review process and provided, further, that in no event shall Seller be obligated to provide any access or information if Seller determines in good faith after consultation with its outside counsel that providing such access or information may violate any applicable Legal Requirement or cause Seller to breach a confidentiality obligation to which it is bound or jeopardize any recognized privilege available to Seller. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement.

     Section 6.05 NOTICE OF CERTAIN EVENTS. During the period between the Effective Date and the Closing, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement (provided that the delivery of any such notice shall not limit or otherwise affect any remedies available to the Party receiving such notice).

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.01 CONFIDENTIALITY.

          (a) Any non-public information that Buyer or Parent may obtain from Seller in connection with this Agreement with respect to the Business, Seller or any of its Affiliates shall be deemed confidential and, unless and until Closing shall occur, neither Buyer nor Parent shall disclose any such information to any third party (other than its Representatives whose knowledge thereof is necessary or advisable in order to facilitate the consummation of the Transaction) or use such information to the detriment of Seller; provided that (i) Buyer and Parent may use and disclose any such information once it has been publicly disclosed (other than by Buyer or Parent or any of their respective Representatives in breach of its obligations under this Section 7.01(a)) or which rightfully has come into the possession of Buyer or Parent (other than from Seller or any of its Representatives); and (ii) to the extent that Buyer or Parent may become compelled by any Legal Requirement to disclose any of such information, Buyer or Parent may disclose such information if it shall have used all reasonable efforts, and shall have afforded Seller the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, Buyer and Parent shall use all reasonable efforts to cause to be delivered to Seller, and retain no copies of, any documents, work papers and other materials obtained by Buyer or Parent or on its behalf from Seller or any of its Affiliates or Representatives, whether so obtained before or after the execution hereof.

          (b) Any non-public information that Seller shall obtain from Buyer or Parent in connection with this Agreement with respect to Buyer or any of its Affiliates, or with respect to any of the Purchased Assets, any of the Assumed Liabilities, or the Business, shall be deemed confidential, and Seller shall not disclose such information to any third party or use such information to the detriment of Buyer or Parent or the Business; provided, that (i) Seller may use and disclose any such information once it has been publicly disclosed (other than by Seller or any of its Representatives in breach of its obligations under this Section 7.01(b)) or which rightfully has come into the possession of Seller (other than from Buyer or Parent or any of their respective Representatives); and (ii) to the extent that Seller may become compelled by any Legal Requirement to disclose any of such information, Seller may disclose such information if it shall have used all reasonable efforts, and shall have afforded Buyer and Parent the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement,

     Seller shall use all reasonable efforts to cause to be delivered to Buyer or its Affiliates, and retain no copies of, any documents, work papers, and other materials obtained by Seller or on its behalf from Buyer or Parent or any of their respective Affiliates or Representatives, whether so obtained before or after the execution hereof.

          (c) Except as otherwise set forth herein, the Parties acknowledge that the Transaction is of a confidential nature and shall not be disclosed prior to the Closing except to Representatives whose knowledge thereof is necessary or advisable in order to facilitate the consummation of the Transaction, or as required by any Legal Requirement. Buyer and Parent acknowledge that Seller intends to issue a press release upon the execution of this Agreement, and Seller agrees to provide a copy of such press release, in the form attached hereto as Exhibit 7.01(c), to Buyer. Seller and Buyer shall consult with and cooperate with the other with respect to any oral or written statements to the Employees concerning this Agreement and the Transaction. Buyer shall make only those press releases or other public disclosures as are required by applicable Legal Requirements.

     Section 7.02 USE OF PROCEEDS. Seller covenants and agrees (a) to retain [**] of the Purchase Price it receives from Buyer, and (b) not to declare or pay any dividend or make any other distribution of any of the Purchase Price to QLT Inc. or any of its Affiliates, until such time as the litigation specifically identified in Schedule 2.03 is finally resolved without further possibility of appeal.

     Section 7.03 NO SHOP AND NON-SOLICITATION. Seller agrees that it will not during the No Shop Period directly or indirectly, through any Affiliate or Representative, seek or solicit, initiate, entertain or encourage any proposals or offers from any Person relating to the acquisition, in one or a series of related transactions, of the Business (a "Third Party Acquisition"); nor will Seller participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person to do or seek any Third Party Acquisition (it being understood that an acknowledgement only of an unsolicited inquiry by Seller to an inquiring Person advising such Person of Seller's obligations hereunder shall not be deemed a discussion or negotiation in violation of the provisions of this Section 7.03), and if Seller receives any such unsolicited inquiry it shall promptly, and in no event later than the next Business Day, inform Buyer thereof, but Seller shall not otherwise be required to identify such third party or disclose the terms or conditions of such inquiry. Upon commencement of the No Shop Period, Seller shall immediately cease and cause to be terminated all such contacts or negotiations with any Person as to any Third Party Acquisition.

     Section 7.04 COBRA. Seller covenants and agrees that Seller shall provide COBRA for all employees who do not become Transferred Employees and who are COBRA Qualified Beneficiaries existing as of the Closing. For purposes of this
Section 7.04, "COBRA Qualified Beneficiaries" shall mean any person entitled to benefits under Code Section 4980B or ERISA Section 601 et al.

----------
**   Confidential Treatment Requested.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT.

     Section 8.01 GROUNDS FOR TERMINATION. At any time prior to the Closing, this Agreement may be terminated (a) upon the mutual written consent of Buyer and Seller and (b) Buyer may terminate this Agreement if any Required Consent that has been obtained with respect to any Key Contract is rescinded or withdrawn prior to the Closing.

     Section 8.02 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with Section 8.01, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in this Article VIII and the provisions of Sections 7.01, 10.02, 10.03, 10.06 and 10.08 through 10.15;
provided, that such termination shall not release either Party from any Liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller or Buyer in this Agreement or any Conveyance Document shall survive the Closing until February 28, 2008 (the "Survival Date"); provided, that any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 9.05 shall survive until final resolution of such claim; and provided further, that the representations and warranties set forth in Section 4.17 shall survive until the expiration of the applicable statute of limitations period with respect to such matters.

     Section 9.02 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in this Article IX, Seller shall indemnify, defend and hold harmless Buyer and its Representatives from and against any and all Damages, whether or not involving a third party claim, including reasonable attorneys' fees (collectively, "Buyer Damages"), arising out of, relating to or resulting from:

          (a) any breach of a representation or warranty of Seller contained in this Agreement or any Conveyance Document;

          (b) any breach of a covenant of Seller contained in this Agreement or in any Conveyance Document;

          (c) any claim made by a Transferred Employee against Buyer solely relating to Seller's use or possession of such Transferred Employee's personnel records or similar information retained by Seller, but not to the extent such claim relates to the delivery of copies of any such records by Seller to Buyer pursuant to this Agreement or the use by Buyer of such records; or

          (d) any Excluded Asset or Excluded Liability.

     Section 9.03 INDEMNIFICATION BY BUYER. Subject to the limitations set forth in this Article IX, Buyer shall indemnify, defend and hold harmless Seller and its Representatives from and against any and all Damages, whether or not involving a third party claim, including reasonable attorneys' fees (collectively, "Seller Damages"), arising out of, relating to or resulting from:

          (a) any breach of a representation or warranty of Buyer contained in this Agreement or in any Security Document or the Non-Competition Agreement;

          (b) any breach of a covenant of Buyer or Parent contained in this Agreement or in any Security Document or the Non-Competition Agreement;

          (c) any claim made by a Transferred Employee relating to Buyer's or Parent's use or possession of such Transferred Employee's personnel records or similar information obtained from Seller at the request of Buyer or Parent; or

          (d) any Assumed Liability.

     Section 9.04 ENVIRONMENTAL INDEMNIFICATION. In addition to the other indemnification provisions in this Article IX:

          (a) Seller shall indemnify, defend and hold harmless Buyer from and against any and all Damages arising out of, relating to or resulting from the actual or alleged presence, Release or threatened Release of Hazardous Materials, and the actual or alleged violation of any Environmental Law or Environmental Permit (including costs of cleanup, containment or other remediation) with respect or relating to the Real Property or the Manufacturing Facility, but only to the extent such violation, Release, threatened Release or presence is shown by Buyer, by a preponderance of evidence, to have originated during the Pre-Closing Period. A Release during the Pre-Closing Period, that continues or that continued during the Post-Closing Period, shall be deemed to have originated during the Pre-Closing Period, but only to the extent such Release is shown by Buyer, by a preponderance of evidence, to have originated during the Pre-Closing Period.

          (b) Subject to the last sentence of Section 9.04(a), Buyer shall indemnify, defend and hold harmless Seller from and against any and all Damages arising out of, relating to or resulting from the actual or alleged presence, Release or threatened Release of Hazardous Materials, and the actual or alleged violation of any Environmental Law or Environmental Permit (including costs of cleanup, containment or other remediation) with respect or relating to the Real Property or the Manufacturing Facility, but only to the extent such violation, release or presence is not shown by Buyer, by a preponderance of evidence, to have originated during the Pre-Closing Period.

     Section 9.05 PROCEDURES FOR INDEMNIFICATION; BUYER'S SECURITY INTEREST IN ESCROW AMOUNT.

          (a) Claims for Indemnification. All claims for indemnification under this Article IX shall be asserted and resolved as follows:

               (i) In the event that any claim or demand for which any Party (the "Indemnitor") would be liable under this Article IX to any other Party (the "Indemnitee") hereunder is asserted against or sought to be collected by a third party:

                    (A) the Indemnitee shall promptly notify the Indemnitor of such claim or demand specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then reasonably practicable (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided, however, that the failure of the Indemnitee to give notice as provided herein shall not relieve an Indemnitor of its obligations under this Article IX, except to the extent the Indemnitor is actually prejudiced thereby;

                    (B) the Indemnitor shall have thirty (30) days from its
               receipt of the Claim Notice (the "Notice Period") to notify the Indemnitee (x) whether the Indemnitor disputes its liability to the Indemnitee hereunder with respect to such claim or demand, and (y) if it does not dispute such liability, whether it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand; provided, however, that the Indemnitee is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it reasonably deems necessary or appropriate to protect its interests;

                    (C) if the Indemnitor notifies the Indemnitee within the
               Notice Period that the Indemnitor does not dispute such liability and desires to defend against such claim or demand, then except as hereinafter provided, the Indemnitor shall have the right to defend by appropriate proceedings, provided that the Indemnitor shall not settle any such claim without the prior written consent of the Indemnitee, unless any such settlement involves only the payment of money and provides for the delivery of a full release of any liability to the Indemnitee. The Indemnitee shall make available to the Indemnitor, at the Indemnitor's expense, any documents and materials in its possession or control that may be necessary or useful to such defense;

                    (D) if the Indemnitor notifies the Indemnitee within the
               Notice Period and if the Indemnitee desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. Notwithstanding the foregoing, the Indemnitor shall not be entitled to assume the defense of any third party claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such third party claim) if (i) the third party claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages or
               (ii) if (A) the Indemnitor has failed after a reasonable period of time to assume such defense and to employ counsel, or (B) as evidenced by the opinion of counsel, different defenses would be available to the Indemnitee in such action such that a conflict of interest exists that makes control by the Indemnitor not advisable. In such an event, the Indemnitee shall be entitled to, with respect to clause (i), assume the defense of the portion relating to claims involving an injunction or other equitable relief or for relief other than money damages and, with respect to clause (ii), assume the defense of the entire proceeding; and

                    (E) if the Indemnitor disputes the Indemnitor's liability
               with respect to such claim or demand within the Notice Period, then the amount of any such claim or demand, or, if the same be contested by the Indemnitor or by the Indemnitee, then that portion thereof as to which such defense is unsuccessful, as well as any associated obligations and expenses, shall be conclusively deemed to be a liability of the Indemnitor (subject, if the Indemnitor has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

          (b) In the event the Indemnitee has a claim against the Indemnitor under this Article IX that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnitor hereunder.

          (c) Buyer shall submit any claim for indemnification under this
     Article IX in accordance with the provisions of the Escrow Agreement; provided, however, that in the event Buyer Damages are in excess of the Escrow Amount, but less than Seller's Indemnification Cap, upon notice to Seller specifying in reasonable detail the basis therefore, Buyer may set off any amount to which it may be entitled under this Article IX against amounts otherwise payable under the Promissory Note; provided that Buyer must give notice of such a claim for such amount under and in accordance with the terms of the Escrow Agreement. To secure Buyer's right to recover upon Seller's indemnification obligations under this Agreement, pursuant to and as more fully set forth in the Escrow Agreement, Seller shall grant to Buyer a first-priority lien and security interest upon the Escrow Amount. Seller and the Escrow Agent shall authorize, cooperate and assist with and otherwise take all actions reasonably necessary to perfect Buyer's liens and security interests in the Escrow Amount, including the filing of any financing statements deemed necessary by Buyer under any provisions of the Uniform Commercial Code applicable to Buyer, Seller or the Escrow, all as deemed necessary by Buyer and acceptable to Buyer in Buyer's reasonable discretion.

     Section 9.06 LIMITATIONS ON INDEMNIFICATION.

          (a) Limitations on Seller's Obligation to Indemnify Buyer. Notwithstanding anything herein to the contrary, Seller shall not be obligated to indemnify Buyer under this Article IX:

               (i) unless the aggregate of all Buyer Damages exceeds [**] ("Seller's Basket"), in which case the Buyer shall be entitled to recover all Buyer Damages in excess of Seller's Basket; or

               (ii) to the extent that the aggregate of all Buyer Damages exceeds [**] ("Seller's Indemnification Cap");

     provided, that Seller's Indemnification Cap and Seller's Basket shall not apply to any Seller indemnification obligation arising out of, relating to or resulting from (x) fraud, intentional misrepresentation or willful misconduct by Seller; (y) from a breach of Sections 4.01, 4.02, 4.17 or 4.18, or (z) arising out of, relating to or resulting under Sections 9.02(b) and 9.02(d).

          (b) Limitations on Buyer's Obligation to Indemnify Seller. Notwithstanding anything herein to the contrary, Buyer shall not be obligated to indemnify Seller under this Article IX:

               (i) unless the aggregate of all Seller Damages exceeds [**] ("Buyer's Basket"), in which case the Seller shall be entitled to recover all Seller Damages in excess of Buyer's Basket; or

               (ii) to the extent that the aggregate of all Seller Damages exceeds [**] ("Buyer's Indemnification Cap");

     provided, that the Buyer's Indemnification Cap and Buyer's Basket shall not apply to any Buyer indemnification obligation arising out of, relating to or resulting from (x) fraud, intentional misrepresentation or willful misconduct by Buyer; (y) from a breach of Sections 5.01, 5.02 or 5.05, or
     (z) arising out of, relating to or resulting under Sections 9.03(b) and 9.03(d).

          (c) Indemnification Payment Net of Insurance. Any payment made by Seller pursuant to Section 9.02, on the one hand, or by Buyer pursuant to
     Section 9.03, on the other hand, pursuant to this Article IX in respect of any claim (i) shall be net of any insurance proceeds realized by and paid to the indemnified party in respect of such claim; and (ii) shall be (A) reduced by an amount equal to any Tax benefits attributable to such claim; and (B) increased by an amount equal to any Taxes attributable to the receipt of such payment, but only to the extent that such Tax benefits are actually realized, or such Taxes are actually paid, as the case may be, by Seller or by Buyer or by any consolidated, combined or unitary group of which such Party is a member. The indemnified party shall use its reasonable efforts to make insurance claims relating to any claim for which it is

----------
**   Confidential Treatment Requested.

     seeking indemnification pursuant to this Article IX, provided that the indemnified party shall not be obligated to make such an insurance claim if the indemnified party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the indemnified party, as the case may be, would exceed the value of the claim for which the indemnified party is seeking indemnification.

     Section 9.07 DAMAGES LIMITATIONS. Notwithstanding any other provision hereof, in no event shall Seller be liable or obligated to indemnify Buyer from and against any consequential, indirect or special damages, including, without limitation, lost profits, business interruption and loss of business opportunities or goodwill. This exclusion of any such consequential, indirect or special damages shall apply whether the action in which recovery of damages is sought is based on contract, tort, (including sole, concurrent or other negligence or strict liability), statute or otherwise. To the extent permitted by applicable Legal Requirements, any statutory remedies that are inconsistent with this Section 9.07 are waived.

     Section 9.08 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the Business is unique and recognizes and affirms that in the event that the Transaction does not close (other than due to the termination of this Agreement pursuant to and in accordance with the provisions of Section 8.01), or in the event that any provision of Article VII is not performed in accordance with its specific terms or otherwise is breached, that the non-breaching Party would be damaged irreparably, that money damages would be inadequate and that the non-breaching Party would have no adequate remedy at law, so that the non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief to cause the Transaction to close as contemplated by and in accordance with the terms of this Agreement and to enforce specifically the terms and provisions of Article VII.

     Section 9.09 EXCLUSIVE REMEDY. Except for claims involving fraud or willful misconduct, for equitable relief or a breach of this Article IX, the indemnification remedies provided in this Article IX shall be the exclusive remedies available to the Parties and their respective Affiliates following the Closing with respect to (a) any claims for any inaccuracy or breach of any representation or warranty made by the Parties contained in this Agreement or in any of the certificates or Conveyance Documents furnished by any Party pursuant to this Agreement; or (b) any non-compliance with or breach of or default in the performance of any of the covenants or agreements contained in this Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification or other rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereto hereby waive; provided, however, that the remedies provided in this Article IX with respect to the Security Documents, the Non-Competition Agreement and the Manufacturing and Supply Agreements, if any, shall be cumulative and shall not preclude any Party from asserting any other right, or seeking any other remedies, against any other Party which it may have under such documents.

     Section 9.10 CHARACTERIZATION OF INDEMNIFICATION PAYMENT. Any payment made after the Closing pursuant to indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price for all purposes, including federal, state and local Tax and financial accounting purposes.

     Section 9.11 NO OTHER REPRESENTATION. Each of Buyer and Parent acknowledges and agrees (a) that, except for the representations and warranties contained in
Article IV or Section 6.01, none of Seller or its Affiliates nor any of their respective directors, officers, employees, subsidiaries, controlling persons, agents or Representatives, makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information relating to Seller provided or otherwise made available prior to the Closing (including in management presentations and including any projections, forecast or forward-looking information) to Buyer or Parent, each of its shareholders, Affiliates, lenders, holders of its indebtedness or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or Representatives; and (b) that, to the fullest extent permitted by any Legal Requirement, Seller and its Affiliates and their respective directors, officers, employees, subsidiaries, controlling persons, agents or Representatives shall not have any Liability to Buyer or Parent, each of its shareholders, Affiliates, lenders, holders of its indebtedness or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or Representatives based upon any information provided or made available prior to the Closing to Buyer or Parent or such shareholder, Affiliate, lender, holder of its indebtedness, director, officer, employee, Affiliate, controlling person, agent or representative thereof on any basis (including in contract or tort), except
(i) with respect to the representations and warranties set forth in Article IV or Section 6.01 and subject to the limitations and restrictions contained in this Agreement; and (ii) with respect to claims for or in the nature of fraud.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01 AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the Parties. Either Party may waive compliance by the other Parties with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

     Section 10.02 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered personally or by telecopy; (b) one (1) Business Day, if in the United States and three (3) Business Days if outside the United States following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee; or (c) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

     If to Buyer or Parent:                   Tolmar, Inc.
                                              701 Centre Avenue
                                              Fort Collins, Colorado 80526
                                              Attention: Chief Executive Officer
                                              Telephone No.: (970) 212-4990
                                              Facsimile No.: (970) 494-0241

     With a copy, which shall not             Tolmar, Inc.
     constitute notice, given in the manner   Av. Cabildo 86
     prescribed above, to:                    5 floor (1426)
                                              Capital Federal
                                              Buenos Aires, Argentina
                                              Attention: Secretary
                                              Telephone No.: +(54)-11-4776-7197
                                              Facsimile No.: +(54)-11-4899-2828

     With a copy, which shall not             Holme Roberts & Owen LLP
     constitute notice, given in the manner   1700 Lincoln Street, Suite 4100
     prescribed above, to:                    Denver, Colorado  80203
                                              Attention: Troy R. Braegger, Esq.
                                              Telephone No.: (303) 866-0454
                                              Facsimile No.: (303) 866-0200

     If to Seller:                            QLT USA, Inc.
                                              2579 Midpoint Drive
                                              Fort Collins, Colorado  80525
                                              Attention:  President
                                              Telephone No.: (970) 482-5868
                                              Facsimile No.: (970) 482-9735

     With a copy, which shall not             Morrison & Foerster LLP
     constitute notice, given in the manner   5200 Republic Plaza
     prescribed above, to:                    370 Seventeenth Street
                                              Denver, CO  80202
                                              Attention:  Warren L. Troupe, Esq.
                                              Telephone No.: (303) 592-1500
                                              Facsimile No.: (303) 592-1510

     Either Party may alter its notice address by notifying the other Parties of such change of address in conformity with the provisions of this Section 10.02.

     Section 10.03 APPLICABLE LAW. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the Parties.

     Section 10.04 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     Section 10.05 ASSIGNMENTS; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any Party without the prior written consent of the other Parties. Any purported assignment or other disposition by a Party, except as permitted herein, shall be null and void. For purposes of this Section 10.05, the terms "assign" and "assignment" shall be deemed to include (a) a merger in which a Party is not the surviving entity; (b) a consolidation or division of a Party;
(c) a sale of all or substantially all of the assets of a Party; or (d) a change of control resulting from a sale or repurchase of shares or similar transaction involving a Party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     Section 10.06 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 6.03(c) of this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors and permitted assigns, and the Parties do not intend to confer third-party beneficiary rights upon any other Person.

     Section 10.07 COUNTERPARTS. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

     Section 10.08 SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     Section 10.09 ENTIRE AGREEMENT. This Agreement, together with the Transaction Documents referred to herein, contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Parties. The Parties intend that this Agreement, together with the Transaction Documents referred to above, be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any Proceeding concerning this Agreement. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 10.10 INTERPRETATION. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), Exhibit or Schedule, such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words "but (is/are) not limited to." Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

     Section 10.11 CONSTRUCTION. The construction of this Agreement shall not take into consideration the Party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each Party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

     Section 10.12 EXPENSES OF THE PARTIES. Subject to provisions contained herein relating to recovery of fees in connection with legal actions or proceedings, each Party shall bear the expenses incurred by such Party in connection with the negotiation and execution of this Agreement and the consummation of the Transaction, including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses.

     Section 10.13 JURISDICTION; SERVICE OF PROCESS. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties only in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the District of Colorado. Each of the Parties hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts and the Parties hereto irrevocably agree that all shall be heard and determined in such a Colorado State or federal court. Process in any Proceeding referred to in the preceding sentence may be served on either Party anywhere in the world.

     Section 10.14 WAIVER OF JURY TRIAL. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR

COUNSEL, THAT ANY DISPUTE HEREUNDER BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

     Section 10.15 RECOVERY OF FEES BY PREVAILING PARTY. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing Party in any final judgment or arbitration award, or the non-dismissing Party in the event of a voluntary dismissal by the Party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys' fees paid or incurred in good faith.

     Section 10.16 SELLER DISCLOSURE SCHEDULE. The Seller Disclosure Schedule is hereby incorporated into this Agreement to the same extent as though fully set forth herein.

     Section 10.17 TIME OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                     [SIGNATURES FOLLOW ON A SEPARATE PAGE]


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

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized all as of the Effective Date.

                                        "Buyer"
                                        Tolmar, Inc.


                                        By: /s/ Patricio Martin Rodriguez
                                            ------------------------------------
                                        Name: Patricio Martin Rodriguez
                                        Title: Vice President


                                        "Seller"
                                        QLT USA, INC.


                                        By: /s/ Sean F. Moriarty
                                            ------------------------------------
                                        Name: Sean F. Moriarty
                                        Title: President


                                        "Parent"
                                        DILLFORD COMPANY S.A.


                                        By: /s/ Jorge Ramos Manso
                                            ------------------------------------
                                        Name: Jorge Ramos Manso
                                        Title: Attorney-in-Fact